SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

BANKATLANTIC BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on May 11, 2004
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
CORPORATE GOVERNANCE
PROPOSALS AT THE ANNUAL MEETING
1) PROPOSAL FOR ELECTION OF DIRECTORS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
2) PROPOSAL TO APPROVE THE COMPANY’S 2004 RESTRICTED STOCK INCENTIVE PLAN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER MATTERS
INDEPENDENT PUBLIC ACCOUNTANTS
ADDITIONAL INFORMATION
Appendix A
Appendix B

BANKATLANTIC BANCORP, INC.

1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

April 12, 2004

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders of BankAtlantic Bancorp, Inc., which will be held on May 11, 2004 at 3:15 p.m., local time, at the Broward County Convention Center, 1950 Eisenhower Blvd., Ft. Lauderdale, FL 33316. Following the Annual Meeting please join us for our Annual Celebration and Exposition. The schedule will be as follows: 3:30 p.m. – 5:00 p.m. Exposition opens; 5:00 p.m. – 6:15 p.m. Video and Presentation; 6:15 p.m. – 8:00 p.m. Exposition reopens.

      Please read these materials so that you will know what we plan to do at the meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope. This way, your shares will be voted as you direct even if you cannot attend the meeting.

      On behalf of your Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

Alan B. Levan
Chairman of the Board

BANKATLANTIC BANCORP, INC.

1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 11, 2004

       Notice is hereby given that the Annual Meeting of Shareholders of BankAtlantic Bancorp, Inc. (the “Company”) will be held at the Broward County Convention Center, 1950 Eisenhower Blvd., Ft. Lauderdale, FL 33316 on May 11, 2004 commencing at 3:15 p.m., local time, for the following purposes:

1. To elect four directors to the Company’s Board of Directors to serve until the Annual Meeting in 2007.

2. To approve the Company’s 2004 Restricted Stock Incentive Plan.

3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

      The matters listed above are more fully described in the Proxy Statement which forms a part of this Notice.

      Only shareholders of record at the close of business on March 22, 2004 are entitled to notice of and to vote at the Annual Meeting.

Sincerely yours,

Alan B. Levan
Chairman of the Board

Fort Lauderdale, Florida

April 12, 2004

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES; THEREFORE EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

BANKATLANTIC BANCORP, INC.

1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

PROXY STATEMENT

      The Board of Directors of BankAtlantic Bancorp, Inc. (the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Broward County Convention Center, 1950 Eisenhower Blvd., Ft. Lauderdale, FL 33316 on May 11, 2004 at 3:15 p.m., and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting.

      This Proxy Statement, Notice of Meeting and accompanying proxy card are being mailed to shareholders on or about April 12, 2004.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

What is the purpose of the meeting?

      At our Annual Meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors and the approval of the Company’s 2004 Restricted Stock Incentive Plan, as well as any other matters which may properly be brought before the meeting. Also, management will report on the Company’s performance during the last fiscal year and respond to appropriate questions from shareholders.

Who is entitled to vote at the meeting?

      Record holders of the Company’s Class A Common Stock (“Class A Stock”) and record holders of the Company’s Class B Common Stock (“Class B Stock”) at the close of business on March 22, 2004 may vote at the meeting.

      On March 22, 2004, 54,705,835 shares of Class A Stock and 4,876,124 shares of Class B Stock were outstanding and, thus, are eligible to vote at the meeting.

What are the voting rights of the holders of Class A Stock and Class B Stock?

      Holders of Class A Stock and the holder of Class B Stock will vote as one class on the matters to be voted upon at the meeting. Holders of Class A Stock are entitled to one vote per share, with all holders of Class A Stock having in the aggregate 53% of the general voting power. The number of votes represented by each share of Class B Stock, which represent in the aggregate 47% of the general voting power, is calculated each year in accordance with the Company’s Amended and Restated Articles of Incorporation. At this year’s meeting, each outstanding share of Class B Stock will be entitled to 9.949 votes on each matter.

What constitutes a quorum?

      The presence at the meeting, in person or by proxy, of the holders of shares representing a majority of the aggregate voting power (as described above) of the common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting.

What is the difference between a shareholder of record and a “street name” holder?

      If your shares are registered directly in your name with American Stock Transfer & Trust Company, the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares but not the shareholder of record, and your shares are held in “street name.”

How do I vote my shares?

      If you are a shareholder of record, you can give a proxy to be voted at the meeting by mailing in the enclosed proxy card.

      If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Can I vote my shares in person at the meeting?

      Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting.

      However, if you are a “street name” holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.

      Even if you currently plan to attend the meeting, we recommend that you also submit your vote by proxy or by giving instructions to your broker or nominee as described above so that your vote will be counted if you later decide not to attend the meeting.

What are my choices when voting?

      In the election of directors, you may vote for all nominees, or your vote may be withheld with respect to one or more nominees. The proposal related to the election of directors is described in this proxy statement beginning at p. 7.

      With respect to the proposal to approve the Company’s 2004 Restricted Stock Incentive Plan, you may vote for the proposal, against the proposal, or abstain from voting on the proposal. This proposal is described in this proxy statement beginning at p. 23.

What is the Board’s recommendation?

      The Board of Directors recommends a vote FOR all of the nominees for director and FOR the approval of the Company’s 2004 Restricted Stock Incentive Plan.

What if I do not specify how I want my shares voted?

      If you do not specify on your proxy card how you want to vote your shares, we will vote them FOR all of the nominees for director and FOR the approval of the Company’s 2004 Restricted Stock Incentive Plan.

Can I change my vote?

      Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

•	by submitting written notice of revocation to the Company’s Secretary;

•	by submitting another proxy by mail that is dated later and is properly signed; or

•	by voting in person at the meeting.

What vote is required for a proposal to be approved?

      For the election of directors, the affirmative vote of a plurality of the votes cast at the meeting is required. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

      For the approval of the Company’s 2004 Restricted Stock Incentive Plan, the affirmative vote of the holders of a majority of the votes cast on the proposal will be required for approval. Since abstentions are treated for these purposes as votes cast on the proposal, abstentions will effectively count as votes against the adoption of the Company’s 2004 Restricted Stock Incentive Plan.

      If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may or may not vote your shares in its discretion if you have not provided voting instructions to the broker. Whether the broker may vote your shares in its discretion depends on the proposals before the meeting. Under the rules of the New York Stock Exchange, your broker may vote your shares in its discretion on “routine matters.” The election of directors is a routine matter on which brokers will be permitted to vote your shares if no voting instructions are furnished. The rules of the New York Stock Exchange, however, do not permit your broker to vote your shares in its discretion on proposals that are not considered “routine.” The approval of the Company’s 2004 Restricted Stock Incentive Plan is a non-routine matter. Accordingly, if your broker has not received your voting instructions with respect to that proposal, your broker cannot vote your shares on that proposal. This is called a “broker non-vote.” However, because shares that constitute broker non-votes (which include shares as to which brokers withhold authority) will not be considered entitled to vote on such matters, broker non-votes will have no effect on the outcome of either proposal.

Are there any other matters to be acted upon at the meeting?

      We do not know of any other matters to be presented or acted upon at the meeting. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

CORPORATE GOVERNANCE

      Pursuant to the Company’s bylaws and the Florida Business Corporation Act, the Company’s business and affairs are managed under the direction of the Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Determining Director Independence

      The Board undertook a review of each director’s independence in March 2004. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported below under “Certain Relationships and Related Transactions.” The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under applicable laws and regulations and the New York Stock Exchange listing standards. As permitted by the listing standards of the New York Stock Exchange, the Board determined that certain categories of relationships would not constitute material relationships which would impair a director’s independence. The Board determined that the following relationships will not be deemed to be material relationships which impair independence: (i) banking relationships with BankAtlantic in the ordinary course of BankAtlantic’s business, (ii) serving on third party boards of directors with other members of the Board, (iii) payments or charitable gifts by the Company to entities with which a director is an executive officer or employee where such payments do not exceed the greater of $1 million or 2% of such company’s or charity’s consolidated gross revenues, and (iv) investments by directors in common with each other or the Company. As a result of its review of the relationships of each of the members of the Board, and considering these categorical standards, the Board affirmatively determined that a majority of the Company’s Board members, including D. Keith Cobb, Steven M. Coldren, Bruno DiGiulian, Mary E. Ginestra, Willis N. Holcombe, Jonathan D. Mariner and Charlie C. Winningham, II, are independent directors within the meaning of the listing standards of the New York Stock Exchange and applicable law.

Committees of the Board of Directors and Meeting Attendance

      The Board met thirteen times and executed three unanimous written consents in lieu of meetings during 2003. The Board of Directors has established Audit, Compensation and Nominating and Corporate Governance Committees. The Board has adopted a written charter for each of these three committees and Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investor Relations” section of our website at www.bankatlanticbancorp.com.

      Each of the members of the Board of Directors attended at least 75% of the meetings of the Board and Committees on which he or she served, and all of the then-serving members of the Board of Directors attended the Annual Meeting in 2003, although the Company has no formal policy requiring them to do so.

The Audit Committee

      The Audit Committee consists of Jonathan D. Mariner, Chairman, Steven M. Coldren and, following his election to the Board in January 2003, D. Keith Cobb. Charlie C. Winningham, II also served on the Committee until March 4, 2003. The Board has determined that all current members of the Audit Committee are “financially literate” and “independent” within the meaning of the listing standards of the New York Stock Exchange and applicable SEC regulations. Mr. Mariner, the chair of the Committee, and Mr. Cobb are both qualified as audit committee financial experts within the meaning of SEC regulations and the Board has determined that each of them has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. The Committee met thirteen times during the 2003 fiscal year. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor. Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, performance and independence of the Company’s independent auditor and (iv) the performance of the Company’s internal audit function. A report from the Audit Committee is included at page 21, and the Audit Committee’s Charter is attached as Appendix B to this proxy statement.

The Compensation Committee

      The Compensation Committee consists of Steven M. Coldren, Chairman, Mary E. Ginestra and Charlie C. Winningham, II. All of the members of the Committee are independent within the meaning of the listing standards of the New York Stock Exchange. The Committee met ten times during 2003. The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to compensation of the Company’s executive officers. It reviews and determines the compensation of the Chief Executive Officer and determines or makes recommendations with respect to the compensation of the Company’s other executive officers. It also assists the Board of Directors in the administration of the Company’s equity-based compensation plans. A report from the Compensation Committee is included at page 18.

The Nominating and Corporate Governance Committee

      The Nominating Committee was initially established by Board resolution in July 2003 and reconstituted as the Nominating and Corporate Governance Committee in 2004. It held its first meeting in February 2004. The Nominating and Corporate Governance Committee consists of Steven M. Coldren, Chairman, D. Keith Cobb, Mary E. Ginestra and Charlie C. Winningham, II. All of the members of the Committee are independent within the meaning of the listing standards of the New York Stock Exchange. The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors in identifying individuals qualified to become directors, making recommendations of candidates for directorships, developing and recommending to the Board a set of corporate governance principles for the Company, overseeing the evaluation of the Board and management, overseeing the selection, composition and evaluation of Board committees and overseeing the management continuity and succession planning process.

      Generally, the Committee will identify candidates through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Committee considers appropriate. In assessing potential new directors, the Committee will seek individuals from diverse professional backgrounds who provide a broad range of experience and expertise. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of the Board and the evolving needs of the Company. The Company also requires that its Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board.

      This year, Willis N. Holcombe, who was appointed as a director by the Board in 2003, is standing for election by the shareholders for the first time. Mr. Holcombe was recommended to the Board by our Chief Executive Officer. Mr. Holcombe was selected based on his administrative skills, active involvement in the community and knowledge and understanding of state-wide issues in Florida.

      Under the Company’s bylaws, nominations for directors may be made only by or at the direction of our Board of Directors, or by a shareholder entitled to vote who delivers written notice (along with certain additional information specified in our bylaws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For the Company’s 2005 Annual Meeting, we must receive this notice between January 11 and February 10, 2005.

Executive Sessions of Non-Management and Independent Directors

      In accordance with applicable New York Stock Exchange rules, beginning in 2004 the non-management directors of the Company intend to have periodic executive sessions of the Board in which management directors and other members of management do not participate. D. Keith Cobb has been selected as the presiding director for these sessions.

Compensation of Directors

      The Company’s Compensation Committee recommends director compensation to the Board based on factors it considers appropriate and based on the recommendations of management. Non-employee directors of the Company each received annual retainer fees of $34,500 in 2003 with no additional compensation for attendance at Board of Directors’ meetings or meetings of committees on which he or she served except as noted below. Directors who are also directors of BankAtlantic (which in 2003 included all directors) receive such amount from BankAtlantic and receive no additional amount for their service as a director of the Company. Effective April 1, 2003, the annual retainer was increased from $30,000 to $36,000 per year, and members of the Audit Committee began to receive $4,000 per quarter for their service on that committee. In addition, beginning April 1, 2003 the Chairman of the Audit Committee received an additional fee of $1,000 per quarter for service as Chairman. Directors Abdo, DiGiulian and Ginestra serve as trustees of the Company’s pension plan, for which they are compensated directly by the pension plan at the rate of $9,000 per year. In addition, on April 1, 2003 all non-employee directors then serving received options to acquire 6,531 shares of the Company’s Class A Stock under the BankAtlantic Bancorp 2001 Amended and Restated Stock Option Plan (the “Option Plan”) at an exercise price of $7.4103 per share, and on June 3, 2003 Director Holcombe received a grant of options to purchase 6,531 shares of the Company’s Class A Stock under the Option Plan at an exercise price of $8.8341 per share. The number of options granted and the exercise price per share have been adjusted in accordance with the Option Plan to reflect the spin-off of Levitt Corporation from the Company to its shareholders effective at the close of business on December 31, 2003. All such options vested and became exercisable immediately upon grant. Except as noted with respect to serving as Trustee of the Company’s pension plan, directors who are also officers of the Company or its subsidiaries do not receive additional compensation for their service as directors or for attendance at Board of Directors’ meetings or committee meetings.

Director and Management Indebtedness

      The Company has not made any loans to its executive officers or directors. While BankAtlantic may make such loans, applicable law requires that all loans or extensions of credit by BankAtlantic to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. All loans made by BankAtlantic to directors or executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Communications with the Board of Directors and Non-Management Directors

      Shareholders who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to the Corporate Secretary, BankAtlantic Bancorp, Inc., 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304. The letter should include a statement indicating that the sender is a shareholder of the Company. Depending on the subject matter, an officer of the Company will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or

•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

      A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Ethics

      The Company has a Code of Business Conduct and Ethics which is applicable to all directors, officers and employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics is available on the Company’s website at www.bankatlanticbancorp.com. The Company intends to post amendments to or waivers from its Code of Ethics (to the extent applicable to the Company’s chief executive officer, principal financial officer or principal accounting officer) on its website.

Compensation Committee Interlocks and Insider Participation

      The Board of Directors has designated Directors Winningham, Coldren and Ginestra, none of whom are employees of the Company or any of its subsidiaries, to serve on the Compensation Committee. The Company’s executive officers are also executive officers of BankAtlantic and are compensated by that subsidiary, and receive no additional compensation from the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2003, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

PROPOSALS AT THE ANNUAL MEETING

1) PROPOSAL FOR ELECTION OF DIRECTORS

Nominees for Election as Director

      The Company’s Board of Directors currently consists of ten directors divided into three classes, each of which has a three year term, expiring in annual succession. The Board was expanded from nine to ten directors on June 3, 2003 and Director Willis N. Holcombe was appointed to the Board in accordance with the Company’s By-Laws effective on such date. The Company’s By-Laws provide that the Board of Directors shall consist of no less than seven nor more than twelve directors. The specific number of directors is set from time to time by resolution of the Board. A total of four directors will be elected at the Annual Meeting, all of whom will be elected for the term expiring in 2007.

      Each of the nominees has consented to serve the term indicated. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Except as otherwise indicated, the nominees and directors listed below have had no change in principal occupation or employment during the past five years.

The Directors Standing For Election Are:

TERMS ENDING IN 2007:

STEVEN M. COLDREN	Director since 1986*

      Mr. Coldren, age 56, is Chairman and President of Business Information Systems, Inc., a distributor of dictation, word processing and computer equipment. Mr. Coldren is also Chairman of Medical Information Systems, Corp., a distributor of hospital computer systems.

MARY E. GINESTRA	Director since 1980*

      Ms. Ginestra, age 79, is a private investor.

WILLIS N. HOLCOMBE	Director since 2003

      Dr. Holcombe, age 58, was the President of Broward Community College from January 1987 until his retirement in January of 2004.

JARETT S. LEVAN	Director since 1999

      Mr. Levan, age 30, is the Executive Vice President (since March 2004) and Chief Marketing Officer of BankAtlantic and has served in various capacities at BankAtlantic, including as President, Alternative Delivery, President, BankAtlantic.com, and Manager of Investor Relations. He joined BankAtlantic as an attorney in the Legal Department in January 1998. Jarett Levan is the son of Alan B. Levan.

      THE BOARD OF DIRECTORS RECOMMENDS THAT ALL OF THE NOMINEES BE ELECTED AS DIRECTORS.

Directors Continuing In Office:

TERMS ENDING IN 2006:

JOHN E. ABDO	Director since 1984*

      Mr. Abdo, age 60, is a director and Vice Chairman of the Company, BankAtlantic and BFC Financial Corporation, a public company which owns all of the Company’s Class B Stock and 15.5% of the Company’s Class A Stock. He also serves as a director, Vice Chairman and President of Levitt Corporation, a public company whose stock is traded on the New York Stock Exchange and which is an affiliate of the Company

(“Levitt”). He is also Vice Chairman of the Board and a director of Bluegreen Corporation, a public company whose stock is traded on the New York Stock Exchange (“Bluegreen”). Mr. Abdo is also a director of Benihana Inc. and the President of the Broward Performing Arts Foundation.

JONATHAN D. MARINER	Director since 2001

      Mr. Mariner, age 49, has been the Executive Vice President, Finance and Chief Financial Officer of Major League Baseball since January 1, 2004. He became the Senior Vice President and Chief Financial Officer of Major League Baseball on March 15, 2002. From December 2000 to March 2002, he served as the Chief Operating Officer of Charter Schools U.S.A., a charter school development and management company. Mr. Mariner was the Executive Vice President and Chief Financial Officer of the Florida Marlins Baseball Club from February 1992 to December 2000. Mr. Mariner is also a director of Steiner Leisure, Ltd., a public company whose stock is traded on the Nasdaq National Market.

CHARLIE C. WINNINGHAM, II	Director since 1976*

      Mr. Winningham, age 71, has served as the President of C.C. Winningham Corporation, a land surveying firm, since 1963.

TERMS ENDING IN 2005:

D. KEITH COBB	Director since 2003

      Mr. Cobb, age 63, has served as a business consultant and strategic advisor to a number of companies since 1996. In addition, Mr. Cobb completed a six-year term on the Board of the Federal Reserve Bank of Miami in 2002. Mr. Cobb spent thirty-two years as a practicing CPA at KPMG, and was Vice Chairman and CEO of Alamo Rent A Car, Inc. from 1995 until its sale in 1996. Mr. Cobb also serves on the boards of CRA Qualified Investment Fund (a registered mutual fund) and several private companies.

BRUNO L. DIGIULIAN	Director since 1985*

      Mr. DiGiulian, age 70, has been of counsel to the law firm of Ruden, McClosky, Smith, Schuster & Russell, P.A. since 1994 and practices law with Bruno L. DiGiulian & Associates, P.A.

ALAN B. LEVAN	Director since 1984*

      Mr. Levan, age 59, is Chairman of the Board, Chief Executive Officer and President of the Company and BankAtlantic. He was first elected as an officer of BankAtlantic in 1987. Mr. Levan also serves as Chairman of the Board and Chief Executive Officer of BFC Financial Corporation and Levitt Corporation and as a director and Chairman of the Board of Bluegreen Corporation, a public company whose stock is traded on the New York Stock Exchange. Alan B. Levan is Jarett S. Levan’s father.

*	Date indicated is date when the named individual became a director of BankAtlantic. Each such director became a director of the Company in 1994 when BankAtlantic reorganized into a holding company structure.

Identification of Executive Officers and Significant Employees

      The following individuals are executive officers of the Company and/or its wholly-owned subsidiary, BankAtlantic:

Name	Age	Position

Alan B. Levan	59	Chairman of the Board, Chief Executive Officer and President of the Company and BankAtlantic

John E. Abdo	60	Vice Chairman of the Company and BankAtlantic

Andrea J. Allen	47	Executive Vice President, Operations of BankAtlantic

Lloyd B. DeVaux	51	Executive Vice President and Chief Operating Officer of BankAtlantic

Jay R. Fuchs	49	Executive Vice President, Community Banking Division of BankAtlantic; President of BA Financial Services, LLC, a subsidiary of BankAtlantic

Jarett S. Levan	30	Exeutive Vice President and Chief Marketing Officer of BankAtlantic

Jay C. McClung	55	Executive Vice President and Chief Credit Officer of BankAtlantic

Susan D. McGregor	43	Executive Vice President, Human Resources of BankAtlantic

Lewis F. Sarrica	60	Executive Vice President and Chief Investment Officer of BankAtlantic

Marcia K. Snyder	48	Executive Vice President, Corporate Lending Division of BankAtlantic

James A. White	60	Executive Vice President and Chief Financial Officer of the Company and BankAtlantic

      All officers serve until they resign or are replaced or removed by the Board of Directors.

      The following additional information is provided for the executive officers shown above who are not directors of the Company or director nominees:

      Andrea J. Allen joined BankAtlantic in May 1989 and became Executive Vice President, Operations and Information Services Division in December 1996. From January 1999 through April 2000, Ms. Allen also served as Executive Vice President of Community Banking. In May 2000, Ms. Allen became Executive Vice President, Operations.

      Lloyd B. DeVaux joined BankAtlantic as an Executive Vice President and Chief Information Officer in June 2001, and became Executive Vice President and Chief Operating Officer in March 2004. From 1995 until he joined BankAtlantic, Mr. DeVaux was Senior Executive Vice President and Chief Information Officer of Union Planters Corporation in Memphis, Tennessee.

      Jay R. Fuchs joined BankAtlantic as an Executive Vice President in May 2000. Before joining BankAtlantic, Mr. Fuchs held various executive positions with American Bankers Insurance Group, including President of American Bankers Insurance Company from 1995 to 1999.

      Jay C. McClung joined BankAtlantic as Executive Vice President and Chief Credit Officer in February 2000, and served as a consultant to the Bank during a leave of absence from April 2002 to April 2003. Before joining BankAtlantic, Mr. McClung was the Executive Vice President and Chief Credit Officer at Synovus Financial Corporation from 1995 through 2000.

      Susan D. McGregor has been the Executive Vice President, Human Resources, of BankAtlantic since March 2004. She had served as Senior Vice President, Human Resources of BankAtlantic since 1991 and in various other capacities in the Human Resources Department of BankAtlantic since joining BankAtlantic in November 1986.

      Lewis F. Sarrica joined BankAtlantic in April 1986 and became Executive Vice President, Chief Investment Officer in December 1986.

      Marcia K. Snyder joined BankAtlantic in November 1987 and became Executive Vice President, Commercial Lending Division in August 1989.

      James A. White became Executive Vice President and Chief Financial Officer of the Company and BankAtlantic in January 2000. From 1991 to December 1999, Mr. White was Executive Vice President and Chief Financial Officer of BOK Financial Corporation and Bank of Oklahoma, NA and a director of Bank of Oklahoma.

      The following individual is a significant employee of the Company’s wholly-owned subsidiary, RB Holdings, Inc., the holding company for Ryan Beck & Co., Inc.:

Name	Age	Position

Ben A. Plotkin	48	Chairman of the Board and President of RB Holdings, Inc. and Ryan Beck & Co., Inc.

      Ben A. Plotkin has been the Chairman, President and Chief Executive Officer of Ryan Beck & Co., Inc., since January 1997, and of its holding company, RB Holdings, Inc., since its formation in May 2003. Prior to that time, Mr. Plotkin served as Senior Executive Vice President of Ryan Beck from January 1996 through 1997 and Executive Vice President of Ryan Beck from December 1990 through January 1996.

Certain Relationships and Related Transactions

      The Abdo Companies, a company in which John E. Abdo, Vice Chairman of the Company, is the principal shareholder and CEO, receives monthly fees from Levitt Corporation, which was a subsidiary of the Company until it was spun off to the Company’s shareholders on December 31, 2003. BFC Financial Corporation also received management fees in connection with providing accounting, general and administrative services to Levitt. The amounts paid may not be representative of the amounts that would be paid in an arms-length transaction. Management fees paid by Levitt for the year ended December 31, 2003 consisted of $291,240 paid to the Abdo Companies and $213,000 paid to BFC Financial Corporation.

      Included in the Company’s results for each of the years in the three year period ended December 31, 2003 was $2.3 million, $2.3 million, and $2.1 million, respectively, of interest income from loans to Levitt Corporation. These loans consisted of $43.5 million of unsecured loans and $18.1 million of construction loans secured by land and improvements.

      During the year ended December 31, 2003, BankAtlantic paid a subsidiary of Levitt Corporation a $540,000 management fee to operate and sell a residential construction property acquired through foreclosure. The property was sold to an unrelated developer during the fourth quarter of 2003.

      The Company was an investor in a privately held technology company located in Boca Raton, Florida. The Company initially made a $15 million investment in 3,033,386 shares of the technology company’s common stock in October 1999. The purchase price per share was $4.95, which was paid in cash and 748,000 shares of the Company’s Class A Stock. Both Alan B. Levan and John E. Abdo became directors of the technology company in connection with the Company’s investment and individually invested in the technology company. Alan B. Levan owns or controls direct and indirect interests in an aggregate of 286,709 shares of the technology company’s common stock purchased at an average price of $8.14 per share and Mr. Abdo owns or controls direct and indirect interests in an aggregate of 368,408 shares of the technology company’s common stock purchased at an average price of $7.69 per share. Jarett Levan has an indirect ownership interest in an aggregate of 350 shares of such common stock, and director Bruno DiGiulian has an indirect ownership interest in 1,754 shares of such common stock. The Company and its affiliates collectively acquired approximately 7% of the technology company’s outstanding common stock. During 2001, Mr. Levan and Mr. Abdo resigned from the technology company’s Board of Directors and initiated a lawsuit on behalf of the Company and others against the founder of the technology company, personally, regarding his role in the technology company. In early 2003 the technology company initiated a lawsuit against the Company seeking to have the restrictive legend on its Company Class A Stock removed. On March 25, 2004, the parties settled the pending litigation. Pursuant to the terms of the settlement, the Company and its affiliates were given the opportunity to sell their respective investments in the technology company to a third party investor group for the amount of their initial investment. The investor group and the technology company also agreed to pay an additional amount for the legal expenses incurred and damages. The amounts paid by the technology company were paid by delivery of shares of the Company’s Class A Stock owned by the technology company. Pursuant to the settlement, the Company sold its shares in the technology company for $15 million in cash, its original cost, and received compensation for legal expenses and damages consisting of $1.7 million in cash and the return of 378,000 shares of the Company’s Class A Stock. Alan B. Levan, John E. Abdo, as well as certain affiliates of the Company’s parent, BFC Financial Corporation, elected to retain their investments in the technology company but recovered legal expenses and damages in connection with the settlement totaling in the aggregate approximately $442,590 in cash and 79,835 shares of the Company’s Class A Stock. The legal fees associated with the lawsuit and the damages received by the Company and its affiliates were shared pro rata based on the amount of each party’s original investment in the technology company. The legend on the balance of the Company’s Class A Stock held by the technology company was removed, the parties exchanged releases and the pending litigation between the parties was dismissed in connection with the settlement.

      During 2003, the Company and its subsidiaries utilized certain services of Ruden, McClosky, Smith, Schuster & Russell, P.A. (“Ruden, McClosky”), a law firm to which Bruno DiGiulian is of counsel. Fees aggregating $110,858 were paid to Ruden, McClosky by BankAtlantic in 2003. In addition, fees aggregating $1,113,312 were paid to Ruden, McClosky by Levitt Corporation and Bluegreen Corporation in 2003 prior to the spin-off of Levitt Corporation from the Company, and fees aggregating $30,000 were paid to Ruden, McClosky by Ryan Beck in 2003. Ruden, McClosky also represents Alan B. Levan and John E. Abdo with respect to certain other business interests.

      Alan B. Levan, Jarett Levan and John E. Abdo have investments or are partners in real estate joint ventures with developers, which in connection with other ventures, have loans from BankAtlantic or are joint venture partners with Levitt Corporation.

      Certain of the Company’s affiliates, including its executive officers, have independently made investments with their own funds in both public and private entities in which the Company has invested.

      BFC Financial Corporation paid BankAtlantic $66,918 during 2003 for office space used by BFC Financial Corporation in BankAtlantic’s headquarters and for miscellaneous administrative and other related expenses. BankAtlantic also provided certain administrative services to Bluegreen in 2003 without receipt of payment for such services.

      The BankAtlantic Foundation is a non-profit foundation established by BankAtlantic. During 2003, the Foundation made donations aggregating $364,530, including $25,000 to the Broward Community College Foundation (as the first installment of a 4-year commitment of $100,000 to the Will and Jo Holcombe Institute for Teaching and Learning), $15,000 to the Florida Grand Opera, $7,500 to the Leadership Broward Foundation, $7,500 to Nova Southeastern University (including $5,000 as the first installment of a 5-year, $25,000 commitment to the Wayne Huizenga School of Business and $2,500 to Nova Southeastern University Libraries); $4,250 to ArtServe, $3,000 to the Broward Performing Arts Foundation and $2,000 to the Museum of Art of Ft. Lauderdale. In addition to the contributions made by the BankAtlantic Foundation, BankAtlantic made certain direct contributions to various non-profit organizations. In 2003 BankAtlantic made donations of $11,500 to the Broward Community College Foundation, $10,963 to the Urban League of Broward County, $6,000 to ArtServe, $1,160 to United Way of Broward County and $900 to the Leadership Broward Foundation. Alan B. Levan sits on the Boards of the Broward Community College Foundation, the Florida Grand Opera and Nova Southeastern University, Jarett Levan sits on the Boards of the Leadership Broward Foundation and ArtServe and the Board of Governors of the Museum of Art of Ft. Lauderdale, John E. Abdo is President of the Broward Performing Arts Foundation, Dr. Willis Holcombe sits on the Boards of the Broward Community College Foundation and the Urban League of Broward County. In addition, both D. Keith Cobb and Lloyd DeVaux sit on the Board of the United Way of Broward County.

      Jarett Levan, a director and son of director, president and CEO Alan B. Levan, is employed by BankAtlantic as Executive Vice President and Chief Marketing Officer and was paid approximately $211,000 for his services during 2003. Alan B. Levan’s daughter, Shelley Levan Margolis, served as executive director of the BankAtlantic Foundation, receiving approximately $35,000 during 2003.

      In connection with the Levitt Corporation spin-off, the Company entered into a transitional services agreement with Levitt pursuant to which the Company will provide human resources, risk management and investor and public relations services and receive compensation for such services on a percentage of cost basis. Additionally, the Company entered into an employee matters agreement providing for the allocation of responsibility and liability between the Company and Levitt with respect to the welfare and benefit plans for Levitt employees after the spin-off. Also in connection with the spin-off, an outstanding $30.0 million demand note owed by Levitt to the Company was converted to a five year term note with interest only payable monthly initially at the prime rate and thereafter at the prime rate plus increments of an additional .25% every six months. Prior to the spin-off, the Company transferred its 4.9% ownership interest in Bluegreen Corporation to Levitt in exchange for a $5.5 million note and additional shares of Levitt common stock (which additional shares were distributed as part of the spin-off transaction.) This note, which had a term of one year and an interest rate equal to the prime rate, was repaid in April 2004. Additionally, prior to the spin-off, Levitt declared a $8.0 million dividend to the Company payable in the form of a five year note with the same payment terms as the $30.0 million note described above.

Summary Compensation Table

      Officers of the Company receive no additional compensation other than that paid by the Company’s subsidiaries. The following table sets forth certain summary information concerning compensation paid or accrued by BankAtlantic or Levitt Corporation to or on behalf of the Company’s Chief Executive Officer (“CEO”) and each of the four other highest paid executive officers (determined as of December 31, 2003) for the fiscal years ended December 31, 2003, 2002 and 2001:

									Long-Term Compensation

									Awards		Payouts

				Annual Compensation					Restricted
									Stock	Securities
							Other Annual		Award(s)	Underlying	LTIP	All Other
Name and Principal Position	Source	Year		Salary	Bonus		Compensation		($)	Options/SARs(g)	Payouts	Compensation(h)

Alan B. Levan	BankAtlantic	2003		$445,923	$435,488	(l)	$—		—	78,377	—	$110,282	(b)
Chairman of the Board	Levitt	2003		103,231	62,400		—		—		—	—
CEO, President;	BankAtlantic	2002		419,541	443,800		9,600	(a)	—	78,377	—	121,707	(b)
Chairman of Levitt	Levitt	2002		80,769	62,500		—		—		—	—
Corporation	BankAtlantic	2001		403,405	345,450		7,385	(a)	—	52,251	—	134,030	(b)
	Levitt	2001		—	50,000		—		—		—	—

John E. Abdo	BankAtlantic	2003		221,487	221,227	(l)	18,600	(c)	—	52,251	—	8,040	(d)
Vice Chairman of the	Levitt	2003		365,000	390,000		—		—		—	291,240	(i)
Board; President of	BankAtlantic	2002		212,968	118,004		18,600	(c)	—	52,251	—	8,040	(d)
Levitt Corporation	Levitt	2002		258,077	425,000		—		—		—	291,240	(i)
	BankAtlantic	2001		204,707	92,836		18,600	(c)	—	39,188	—	6,840	(d)
	Levitt	2001		236,923	250,000		—		—		—	291,000	(i)

Jay C. McClung	BankAtlantic	2003	(j)	308,256	297,021	(l)	9,600	(a)	—	19,593	—	758	(k)
Executive Vice President,	BankAtlantic	2002	(j)	305,976	75,000		9,600	(a)	—	0	—	—
Chief Credit Officer	BankAtlantic	2001		294,208	136,344		9,600	(a)		26,125	—	—

Jay R. Fuchs	BankAtlantic	2003		295,661	209,046	(l)	9,969	(a)	—	32,657	—	—
Executive Vice President,	BankAtlantic	2002		286,408	177,057		9,600	(a)	—	39,188	—	—
Chief Community	BankAtlantic	2001		264,300	137,707		8,492	(a)	—	39,188	—	6,800	(f)
Banking Officer												—

James A. White	BankAtlantic	2003		322,080	168,720	(l)	9,600	(a)	—	32,657	—	8,000	(e)
Executive Vice President,	BankAtlantic	2002		312,000	165,984		9,600	(a)	—	32,656	—	8,000	(e)
Chief Financial Officer	BankAtlantic	2001		290,385	135,375		9,600	(a)	—	32,657	—	6,800	(e)

(a)	Includes amount paid as an auto allowance.

(b)	Includes BankAtlantic contributions of $8,000 in 2003 and 2002 and $6,800 in 2001 to its 401(k) savings plan on behalf of Mr. Alan B. Levan, a $40 dividend payment for a Real Estate Investment Trust (“REIT”) controlled by BankAtlantic for 2003, 2002 and 2001 and $102,242 in 2003, $113,667 in 2002 and $127,190 in 2001 representing the value of the benefit received by Mr. Alan B. Levan in connection with premiums paid by the Company for a split-dollar life insurance policy. See “— Split-Dollar Life Insurance Plan”.

(c)	Includes $9,000 per year for service as trustee of the Company’s pension plan, which amount is paid by the pension plan, and $9,600 per year as an auto allowance.

(d)	Includes BankAtlantic contributions of $8,000 in 2003 and 2002 and $6,800 in 2001 to its 401(k) savings plan on behalf of Mr. Abdo and a $40 dividend payment for the REIT for 2003, 2002 and 2001.

(e)	BankAtlantic contributed $8,000 in each of 2003 and 2002 and $6,800 in 2001 to its 401(k) savings plan on behalf of Mr. White.

(f)	BankAtlantic contributed $6,800 in 2001 to its 401(k) savings plan on behalf of Mr. Fuchs.

(g)	All options are to purchase shares of the Company’s Class A Stock, and all amounts have been adjusted to reflect the spin off of Levitt Corporation.

(h)	The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules.

(i)	Payments were made to the Abdo Companies, Inc., a company controlled by Mr. Abdo. See “Certain Relationships and Related Transactions.”

(j)	Amounts shown include amounts paid for the period April 15, 2002 through April 15, 2003 to Mr. McClung in his capacity as a consultant, as Mr. McClung was on a leave of absence from his officer positions during this period.

(k)	BankAtlantic contributed $758 in 2003 to its 401(k) savings plan on behalf of Mr. McClung.

(l)	Amounts shown include amounts paid under both the Annual Incentive Program and the Profit-Sharing Plan, as described below.

Option Grants in 2003

      The following table sets forth information concerning individual grants of stock options to the named executives in the Summary Compensation Table pursuant to the Company’s stock option plans during the fiscal year ended December 31, 2003. The Company has not granted and does not currently grant stock appreciation rights.

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options	Exercise		Price Appreciation for
	Underlying	Granted to	Price		Option Term(3)
	Options	Employees in	Per	Expiration
Name	Granted(1)(2)	Fiscal Year	Share(2)	Date	5%($)	10%($)

Alan B. Levan	78,377	7.7%	$7.4103	3/31/13	$365,260	$925,641
John E. Abdo	52,251	5.1	7.4103	3/31/13	243,505	617,090
Jay C. McClung	19,593	1.9	8.7652	5/5/13	108,004	273,704
Jay R. Fuchs	32,657	3.2	7.4103	3/31/13	152,191	385,683
James A. White	32,657	3.2	7.4103	3/31/13	152,191	385,683

(1)	All option grants are in Class A Stock. All options vest in 2008.

(2)	Number of securities underlying options granted and exercise price per share have been adjusted in accordance with the Option Plan as a result of the spin-off of Levitt Corporation on December 31, 2003.

(3)	Amounts for the named executive have been calculated by multiplying the exercise price by the annual appreciation rate shown (compounded for the remaining term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. The dollar amounts set forth in these columns are the result of calculations based upon assumed rates of annual compounded stock price appreciation specified by regulation and are not intended to forecast actual future appreciation rates of the Company’s stock price.

Aggregated Option Exercises in 2003 and Year-End Option Values

      The following table sets forth as to each of the named executive officers information with respect to option exercises during 2003 and the status of their options on December 31, 2003: (i) the number of shares of Class A Stock underlying options exercised during 2003, (ii) the aggregate dollar value realized upon the exercise of such options, (iii) the total number of exercisable and non-exercisable stock options held on

December 31, 2003 and (iv) the aggregate dollar value of in-the-money exercisable options on December 31, 2003.

			Number of Securities		Value of Unexercised In-the-
	Number of		Underlying Unexercised		Money Options on
	Class A Shares		Options on 12/31/03(1)		12/31/03(2)
	Acquired Upon	Value Realized
Name	Exercise of Option	Upon Exercise	Exercisable	Unexercisable	Exercisable	Unexercisable

Alan B. Levan	44,017	$137,025	1,410,668	377,516	$16,279,062	$3,221,122
John E. Abdo	11,005	49,335	741,272	227,945	8,416,297	1,903,727
Jay C. McClung	0	0	0	84,905	0	815,936
Jay R. Fuchs	0	0	0	209,003	0	1,961,042
James A. White	13,999	123,226	2,613	122,789	28,771	1,032,690

(1)	As adjusted in accordance with the terms of the plans under which the options were granted as a result of the spin-off of Levitt Corporation to the Company’s shareholders on December 31, 2003.

(2)	Based upon a fair market value of $14.025, determined by adjusting the Company’s closing price of $19.00 at December 31, 2003 (which was the closing price for Class A Stock as reported on the New York Stock Exchange on December 31, 2003) for the above-referenced spin-off of Levitt Corporation.

Employment Agreement

      By letter agreement dated April 18, 2001 and effective June 4, 2001, BankAtlantic entered into an employment agreement with an executive officer relating to his employment as Executive Vice President and Chief Information Officer. The agreement provides such officer with an annual base salary of $288,750, with discretionary annual adjustments and incentive compensation based on the achievement of certain performance goals of up to 50% of base salary, which maximum incentive compensation amount was payable in full for 2002 and on a pro rata basis for 2001. The officer also received a one-time payment of $100,000 and 195,000 restricted shares of the Company’s Class A Stock, which restricted shares vest 10% per year for 10 years beginning one year from his employment date, subject to acceleration in the circumstances described below. The officer is entitled to the dividends on all such shares as such dividends are paid. In the event of a change of control of BankAtlantic, which is defined as 50% or more of BankAtlantic’s stock being acquired by a third party which did not, as of the date of his employment, hold such stock, any unvested restricted shares vest immediately. In addition, if the officer resigns within one year after such change of control, or if his employment is terminated without cause prior to December 31, 2004, he will be entitled to a payment equal to two times his annual salary plus two times the higher of his preceding two years’ cash incentive compensation. In the event that the officer’s employment is terminated without cause prior to December 31, 2004, 78,000 restricted shares, in addition to those which have theretofore vested, will immediately vest. If the officer’s employment is terminated without cause after December 31, 2004, he will be entitled to a payment equal to his annual salary plus the higher of his preceding two years’ cash incentive compensation, and 39,000 restricted shares, in addition to those which have theretofore vested, will immediately vest.

Annual Incentive Program

      Each of the executive officers named in the Summary Compensation Table above is eligible for a bonus which is determined based upon the achievement of certain specified individual and corporate competencies or goals. These competencies and goals are established each year for each officer, and the Compensation Committee reviews the performance of each officer against such competencies and goals each year. The amounts set forth under “Bonus” in the Summary Compensation Table includes the amount earned by each officer named in the table under this bonus program with respect to 2003.

Profit Sharing Plan

      BankAtlantic adopted the BankAtlantic Profit Sharing Stretch Plan (the “Profit Sharing Plan”) for all employees, including the executive officers named in the Summary Compensation Table, above, effective on January 1, 2003. The Profit Sharing Plan provides a quarterly payout in an amount equal to a percentage of annual base salary to all BankAtlantic employees based upon the achievement of certain pre-established goals each quarter. The amounts paid to each of the named executive officers under the Profit Sharing Plan for 2003 are set forth under “Bonus” in the Summary Compensation Table.

Retirement Benefits

      Alan B. Levan and John E. Abdo are participants in the Retirement Plan for Employees of BankAtlantic (the “Retirement Plan”), which is a defined benefit plan. Effective December 31, 1998, the Company froze the benefits under the Retirement Plan. Participants who were employed at December 31, 1998, or who had been terminated in the Company’s reduction in force that took place in December 1998, became fully vested in their benefits under the Retirement Plan. While the Retirement Plan is frozen, there will be no future benefit accruals. None of the other individuals named in the Summary Compensation Table is a participant in the Retirement Plan. The Retirement Plan is designed to provide retirement income based on an employee’s salary and years of active service, determined as of December 31, 1998. The cost of the Retirement Plan is paid by BankAtlantic and all contributions are actuarially determined.

      BankAtlantic’s contributions to the Retirement Plan for benefits to be paid to Mr. Alan B. Levan and Mr. Abdo cannot readily be separated or individually calculated by the Plan’s actuaries. At December 31, 1998, Mr. Alan B. Levan had 26 years of service credited under the Retirement Plan and Mr. Abdo had 14 years of service credited under the Plan.

      In general, the Retirement Plan provides for monthly payments to or on behalf of each covered employee upon such employee’s retirement (with provisions for early or postponed retirement), death or disability. As a result of the freezing of future benefit accruals, the amount of the monthly payments is based generally upon two factors: (1) the employee’s average regular monthly compensation for the five consecutive years out of the last ten years ended December 31, 1998, or prior retirement, death or disability, that produces the highest average monthly rate of regular compensation and (2) upon the employee’s years of service with BankAtlantic at December 31, 1998. Benefits are payable for the retiree’s life, with ten years’ worth of payments guaranteed. The benefits are not subject to any reduction for Social Security or any other external benefits.

      In 1996, BankAtlantic amended the Retirement Plan and adopted a supplemental benefit for certain executives, as permitted by the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code (the “Code”). This was necessary because of a change in the Code that operated to restrict the amount of the executive’s compensation that may be taken into account for Plan purposes, regardless of the executive’s actual compensation. The intent of the supplemental benefit, when added to the regular Plan benefit, was to provide to certain executives the same retirement benefits that they would have received had the Code limits not been enacted, subject to other requirements of the Code. The approximate targeted percentage of pre-retirement compensation for which Mr. Alan B. Levan will be eligible under the Retirement Plan as a result of the supplemental benefit at age 65 is 33%. No other individuals named in the Summary Compensation Table are entitled to the supplemental benefit. The supplemental benefit also was frozen as of December 31, 1998. Because the percentage of pre-retirement compensation payable from the Retirement Plan to Mr. Alan B. Levan, including the Plan’s supplemental benefit, fell short of the benefit that Mr. Alan B. Levan would have received under the Plan absent the Code limits, BankAtlantic adopted the BankAtlantic Split-Dollar Life Insurance Plan, an employee benefit plan described below.

      The following table illustrates annual pension benefits at age 65 for various levels of compensation and years of service at December 31, 1998, the date on which Retirement Plan benefits were frozen.

	Estimated Annual Benefits
	Years of Credited Service at December 31, 1998

Average Five Year Compensation at December 31, 1998	5 Years	10 Years	20 Years	30 Years	40 Years

$120,000	$10,380	$20,760	$41,520	$62,280	$83,160
$150,000	13,005	26,010	52,020	78,030	104,160
$160,000 and above	13,880	27,760	55,520	83,280	111,160

Split-Dollar Life Insurance Plan

      BankAtlantic adopted the Split-Dollar Life Insurance Plan (the “Split-Dollar Plan”) in 1996 to provide for additional retirement benefits to Alan B. Levan, whose monthly benefits under the Retirement Plan were limited by changes to the Code. Under the Split-Dollar Plan and its accompanying agreement with Mr. Levan, BankAtlantic arranged for the purchase of an insurance policy (the “Policy”) insuring the life of Mr. Levan. Pursuant to its agreement with Mr. Levan, BankAtlantic will make premium payments for the Policy. The Policy is anticipated to accumulate significant cash value over time, which cash value is expected to supplement Mr. Levan’s retirement benefit payable from the Retirement Plan. Mr. Levan owns the Policy but BankAtlantic will be reimbursed for the amount of premiums that BankAtlantic pays for the Policy upon the earlier of his retirement or death. The portion of the amount paid in prior years attributable to the 2001, 2002 and 2003 premiums for the Policy that is considered compensation to Mr. Levan is included in the Summary Compensation Table. The Split-Dollar Plan was not included in the freezing of the Retirement Plan and BankAtlantic has continued to make premium payments for the Policy since 1998.

COMPENSATION COMMITTEE REPORT ON

EXECUTIVE COMPENSATION

      The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference therein.

Executive Officer Compensation

      The Company’s compensation program for executive officers consists of three key elements: a base salary, an incentive bonus (including BankAtlantic’s Profit-Sharing Plan) and periodic grants of stock options. The Compensation Committee believes that this approach best serves the interests of shareholders by ensuring that executive officers are compensated in a manner that advances both the short and long term interests of the Company and its shareholders. Thus, compensation for the Company’s executive officers involves a portion of pay which depends on incentive payments which are generally earned based on an assessment of performance in relation to corporate goals, and stock options, which directly relate a significant portion of an executive officer’s long term remuneration to stock price appreciation realized by the Company’s shareholders. Messrs. Alan B. Levan and John Abdo each hold positions in, and therefore received compensation in 2003 from, both BankAtlantic and Levitt Corporation. Levitt Corporation was spun off to the Company’s shareholders on December 31, 2003.

Base Salary

      The Company offers competitive salaries based on a review of market practices and the duties and responsibilities of each officer. In setting base compensation, the Compensation Committee periodically examines market compensation levels and trends observed in the labor market. Market information is used as an initial frame of reference for annual salary adjustments and starting salary offers. Salary decisions are determined based on an annual review by the Compensation Committee with input and recommendations from the CEO. Base salary determinations are made based on, among other things, competitive market salaries, the functional and decision making responsibilities of each position, and the contribution, experience and work performance of each executive officer.

Annual Incentive Program

      The Company’s management incentive program is designed to motivate executives by recognizing and rewarding performance. The annual incentive program is a bonus plan used to compensate executives generally based on the Company’s profitability and the achievement of individual performance competencies and goals. Generally, a minimum corporate profitability threshold must be achieved before any bonus will be paid.

      Each participant’s bonus is intended to take into account corporate and individual components, which are weighted according to the executive’s responsibilities. Bonuses of $1,213,319 were paid to the named executive officers based on their individual performances during 2003.

      Effective January 1, 2003 BankAtlantic adopted the BankAtlantic Profit Sharing Stretch Plan for all employees, including its executive officers. The Profit Sharing Plan provides a quarterly payout in an amount equal to a percentage of annual base salary to all BankAtlantic employees based upon the achievement of certain pre-established goals each quarter. For 2003, such goals related to increasing low cost deposits, decreasing non-interest expense, increasing non-interest income and increasing the Bank’s net income. Profit Sharing Plan payments of $118,183 were paid to the named executive officers with respect to 2003.

Stock Options

      Executive officers of the Company were granted stock options to purchase Class A Stock during 2003. All of the stock options were granted with an exercise price equal to at least 100% of the market value of the Class A Stock on the date of grant and vest on the fifth anniversary of the date of grant. The higher the trading price of the Class A Stock, the higher the value of the stock options. The granting of options is totally discretionary and options are awarded based on an assessment of an executive officer’s contribution to the success and growth of the Company. Grants of stock options to executive officers, including the named executive officers (other than the CEO), are generally made upon the recommendation of the CEO based on the level of an executive’s position with the Company, BankAtlantic, Levitt Corporation (until December 31, 2003) or Ryan Beck & Co., Inc., an evaluation of the executive’s past and expected performance, the number of outstanding and previously granted options and discussions with the executive. The Board of Directors believes that providing executives with opportunities to acquire an interest in the growth and prosperity of the Company through the grant of stock options enables the Company to attract and retain qualified and experienced executive officers and offer additional long term incentives. The Board of Directors believes that utilization of stock options more closely aligns the executives’ interests with those of the Company’s shareholders, since the ultimate value of such compensation is directly dependent on the stock price.

Compensation of the Chairman and Chief Executive Officer

      As previously indicated, the Compensation Committee believes that the Company’s total compensation program is appropriately based upon business performance, market compensation levels and personal performance. The Compensation Committee reviews and fixes the base salary of the CEO at both BankAtlantic and, prior to December 31, 2003, Levitt Corporation, based on those factors described above for other executive officers as well as the Compensation Committee’s assessment of Mr. Levan’s past performance as CEO and its expectation as to his future contributions. In 2003, Mr. Alan B. Levan received a 4% base salary increase from BankAtlantic and a 4% base salary increase from Levitt Corporation. This increase was consistent with the increases given to other members of executive management and was considered appropriate based on Mr. Levan’s efforts and contributions to the Company.

      As discussed under “— Split-Dollar Life Insurance Plan,” Mr. Alan B. Levan benefited from the establishment of a “Split-Dollar Life Insurance Plan.” This plan was originally established to restore retirement benefits which were limited under changes to the Internal Revenue Code (the “Code”). Mr. Alan B. Levan is currently the only participant under this Split-Dollar Life Insurance Plan and his 2001, 2002 and 2003 benefits are shown in the Summary Compensation Table. The Split-Dollar Plan was not included in the freezing of the pension plan.

      The Compensation Committee also took note of Mr. Alan B. Levan’s leadership during 2003. Specifically, it acknowledged his successful leadership in the spin-off of Levitt Corporation, his efforts to increase the visibility of and institutional interest in the Company and Levitt and creating and leading BankAtlantic’s Florida’s Most Convenient Bank initiative. The Committee believes that the Company’s 2003 results (net earnings of $67.7 million, an increase of 35% over the prior year) were largely the results of his efforts and awarded him an aggregate bonus of $402,951. In addition, Mr. Levan received $32,537 under BankAtlantic’s Profit Sharing Plan. In 2003, Mr. Levan also was awarded a bonus of $62,400 from Levitt Corporation. Future salary increases and bonuses will continue to reflect the amounts paid to chief executive officers at other public companies, as well as the Company’s financial condition, operating results and attainment of strategic objectives. As a consequence of the spin-off of Levitt Corporation, the Compensation Committee will no longer be involved in determining the compensation paid to Mr. Levan by Levitt Corporation.

Internal Revenue Code Limits on Deductibility of Compensation

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

      The Compensation Committee believes that it is generally in the Company’s best interest to attempt to structure performance-based compensation, including stock option grants or performance-based restricted stock or restricted stock unit awards and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements. However, the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, the Compensation Committee this year approved and may in the future approve compensation arrangements for certain officers, including Mr. Levan, that are not fully deductible. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Submitted by the Members of the Compensation Committee:

Steven M. Coldren, Chairman Mary E. Ginestra Charlie C. Winningham, II

Shareholder Return Performance Graph

      Set forth below is a graph comparing the cumulative total returns (assuming reinvestment of dividends) for the Class A Stock, the Standard and Poor’s 500 Stock Index and Nasdaq Bank Stocks and assumes $100 is invested on December 31, 1998.

Comparison of Five Year Cumulative Total Return

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Standard and Poor’s 500 Stock Index	121.11	110.34	97.32	75.75	97.51
Nasdaq Bank Stocks	96.15	109.84	118.92	121.74	156.62
BankAtlantic Bancorp, Inc.	75.43	69.96	173.83	181.21	366.16

AUDIT COMMITTEE REPORT

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

      The Audit Committee held thirteen meetings during 2003. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the Company’s independent auditors for 2003, Pricewaterhouse Coopers LLP (“PWC”). The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits and met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls. On January 7, 2003, the Committee approved the dismissal of KPMG LLP (“KPMG”) and the engagement of PWC as the Company’s independent auditors.

      The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2003 with management, internal auditors and PWC.

      Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discuss with the Audit Committee their independence and any other matters they are required to discuss with the Audit Committee or that they believe should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and the independent auditors.

      The Audit Committee also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with PWC its independence from the Company. When considering PWC’s independence, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PWC for audit and non-audit services.

      Based on these reviews and meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2003 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Submitted by the Members of the Audit Committee:

Jonathan D. Mariner, Chairman D. Keith Cobb Steven M. Coldren

Fees to Independent Auditors for Fiscal 2003 and 2002

      The following table presents (i) fees for professional services rendered by PWC for the audit of the Company’s annual financial statements for fiscal 2003 and fees billed for audit-related services, tax services and all other services rendered by PWC for fiscal 2003 and (ii) fees for professional services rendered by KPMG for the audit of the Company’s annual financial statements for fiscal 2002 and fees billed for audit-related services, tax services and all other services rendered by KPMG for fiscal 2002. PWC also served as independent auditor for BFC Financial Corporation for the 2003 fiscal year. The aggregate fees for professional services rendered by PWC in connection with their audit of BFC Financial Corporation’s consolidated financial statements and reviews of the consolidated financial statements included in BFC Financial Corporation’s Quarterly Reports on Form 10-Q for the 2003 fiscal year were approximately $63,600. KPMG also served as independent auditor for BFC Financial Corporation for the 2002 fiscal year. The aggregate fees for professional services rendered by KPMG in connection with their audit of BFC Financial Corporation’s consolidated financial statements and reviews of the consolidated financial statements included in BFC Financial Corporation’s Quarterly Reports on Form 10-Q for the 2002 fiscal year were approximately $92,000, and BFC Financial Corporation also paid KPMG approximately $7,200 in 2003 for work related to certain Reports on Form 8-K.

	Fiscal 2003	Fiscal 2002

	(in thousands)
(1) Audit fees	$951	$1,141
(2) Audit-related fees(a)	27	164
(3) Tax fees(b)	451	191
(4) All other fees	—	—

(a)	Principally audits of employee benefit plans and other related entities, due diligence and consultation services with respect to acquisitions and consultations regarding generally accepted accounting principles.

(b)	Principally, in 2003, work related to the preparation, filing and completion of a private letter ruling request in connection with the Levitt spin-off, and in 2003 and 2002, also includes tax compliance services, tax advice, tax planning and tax examination assistance.

      All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PWC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Under its charter, the Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the independent auditors and shall not engage the independent auditors to perform any non-audit services prohibited by law or regulation. Each year, the independent auditor’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee before the filing of the preceding year’s annual report on Form 10-K. Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent auditor and approve or reject such potential engagements. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent auditor, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements involving projected fees of $10,000 or less on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting. Engagements involving projected fees of more than $10,000 may only be pre-approved by the full Audit Committee at a regular or special meeting.

      The Audit Committee has determined that the provision of the services, other than audit services, described above are compatible with maintaining the principal independent auditor’s independence.

2) PROPOSAL TO APPROVE THE COMPANY’S 2004 RESTRICTED STOCK INCENTIVE PLAN

      The Company’s Board of Directors has adopted the BankAtlantic Bancorp, Inc. 2004 Restricted Stock Incentive Plan, subject to approval by its shareholders. Provided below is a summary of the Company’s reasons for adopting this plan and seeking the approval of its shareholders. The following summary is qualified in its entirety by the full text of the plan document. The plan document is included at the end of this proxy statement in Appendix A and is incorporated by reference into this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE BANKATLANTIC BANCORP, INC. 2004 RESTRICTED STOCK INCENTIVE PLAN.

Why the Company is Asking for Shareholder Approval

      We are asking our shareholders to approve the BankAtlantic Bancorp, Inc. 2004 Restricted Stock Incentive Plan so that we will be able to grant stock awards to our directors and officers. Most of the companies with which we compete for directors and management-level employees are public companies that offer stock awards as part of their director and officer compensation packages. By approving this plan, our shareholders will enable us to offer a more competitive compensation package in attracting and retaining highly qualified directors and officers. In addition, the value of the stock awards that we would grant under this plan relates directly to the market price of our Class A stock. Adding stock awards to our compensation package would link the financial interests of our directors and officers with the financial interest of our shareholders.

      In addition, as a New York Stock Exchange listed company, we are required to seek the approval of our shareholders before implementing an equity compensation plan such as the 2004 Restricted Stock Incentive Plan. Shareholder approval will also enhance our ability to deduct the expense of certain awards for federal income tax purposes.

If the Company Does Not Receive Shareholder Approval, It Will Not Implement the Plan

      If we do not receive the approval of the shareholders, the plan will not be implemented.

Purpose of the Restricted Stock Incentive Plan

      The purpose of the plan is to attract and retain the best available personnel for positions of substantial responsibility at the Company, to provide additional incentive to the employees of the Company and its subsidiaries as well as other individuals who perform services for the Company and its subsidiaries, and to promote the success and profitability of the Company’s business.

Description of the Restricted Stock Incentive Plan

      Administration. The Plan will be administered by a committee consisting of not less than two members of the Board of Directors. The administrative committee has broad discretionary powers. The Board of Directors may exercise any power or discretion conferred on the administrative committee. Initially, the Plan will be administered by the Compensation Committee of the Board of Directors.

      Stock Subject to the Restricted Stock Incentive Plan. A maximum of 250,000 shares of Class A Stock may be awarded under the Plan. As of April 1, 2004, the aggregate fair market value of the shares to be reserved under this Plan was $4,262,500, based on the closing sales price per share of Class A Stock of $17.05 on the New York Stock Exchange on such date. The Company will at all times reserve and keep available such number of shares as may be required to meet the needs of the Plan.

      Eligibility. The administrative committee described above will select the people who receive restricted stock awards under the plan. Any employee, independent contractor or agent of the Company, BankAtlantic or any other subsidiary may be selected to receive stock awards. As of April 1, 2004, there were approximately 2,400 employees eligible to be selected by the committee to receive stock awards. Directors of the Company,

BankAtlantic or any other subsidiary may be selected by the committee to receive stock awards. As of April 1, 2004, there were ten such directors (who are not also employees) eligible to be selected by the committee to receive stock awards.

      Terms and Conditions of Awards. The administrative committee may, in its discretion, grant awards of restricted stock to eligible individuals and eligible directors, up to a maximum of 250,000 shares. The administrative committee will establish the terms and conditions applicable to the award, which may include, among other terms, whether the award is a performance-based restricted stock award, the number of shares of Class A Stock subject to an award, the vesting schedule applicable to the award and whether any consideration shall be payable for the issuance of the shares. In setting terms and conditions, it must observe the following restrictions:

•	It may not grant restricted stock awards for more than 250,000 shares in the aggregate or more than 250,000 shares in any one calendar year to individuals who are “covered employees” under section 162(m) of the Internal Revenue Code.

•	It may not grant restricted stock awards with an effective date that is before the date that we receive shareholder approval for the plan.

      As a general rule, shares of our Class A Stock that are subject to a restricted stock award are held by the administrative committee for the benefit of the award recipient until vested and, when vested, are transferred to the award recipient. Unless the administrative committee determines otherwise with respect to any restricted stock award, before the shares subject to a restricted stock award are vested and transferred to the award recipient, the administrative committee shall exercise any voting or tender rights in its discretion and hold and accumulate any dividends or distributions for distribution at the same time and on the same terms as the underlying shares. In the alternative, the administrative committee may authorize the immediate distribution of the restricted shares to the award recipient in the form of a stock certificate bearing a legend containing the applicable vesting restrictions.

      Vesting. All restricted stock awards will be subject to a vesting schedule specified by the administrative committee when the award is made. If the committee does not specify a vesting schedule, the award will vest on the first anniversary of the grant date. In the event of death or termination due to disability before the vesting date, unvested awards that would have vested within six months after death or termination for disability will be deemed vested. Unless otherwise determined by the administrative committee, all other awards that are unvested at termination of employment will be forfeited, with the award recipient receiving a refund equal to the lesser of the fair market value of the unvested shares at termination of employment or the amount (if any) paid when the award was made.

      Performance-Based Restricted Stock Awards. At the time of grant, the administrative committee may designate a restricted stock award as a Performance-Based Restricted Stock Award. If it does so, it shall establish, in addition to or in lieu of service-based vesting requirements, one or more performance goals which must be attained by the award recipient as a condition of retention of the shares. The performance goal(s) shall be based on one or more of the following:

•	earnings per share;

•	net income;

•	return on average equity;

•	return on average assets;

•	core earnings;

•	stock price;

•	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, goals relating to acquisitions or divestitures, revenue targets or business development goals; and

•	except in the case of a covered employee (as defined in the Plan), any other performance criteria established by the Committee.

      Performance goals may be established on the basis of reported earnings or cash earnings, and consolidated results or individual business units and may, in the discretion of the administrative committee, include or exclude extraordinary items and/or the results of discontinued operations. Each performance goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company (or individual business units) and/or the past or current performance of other companies. Attainment of the performance goals will be measured over a performance measurement period specified by the administrative committee when the award is made. At least 75% of any performance measurement period will occur after the performance goal(s) are established.

      The administrative committee shall determine in its discretion whether the award recipient has attained the goals. If the goals have been satisfied, the committee shall certify that fact in writing. If the performance goals are not satisfied during the performance measurement period, the relevant awards will be forfeited. If the performance goals and any service-based vesting schedule are satisfied the award will be distributed (or any vesting-related legend removed from any stock certificates previously delivered to the award recipient). If the performance goals for any period have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) that should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the administrative committee may adjust such performance goals and make payments accordingly under the Plan.

      Mergers and Reorganizations. The number of shares available under the plan, the maximum limits on restricted stock awards to individual officers and directors and to non-employee directors in the aggregate, and any outstanding awards will be adjusted to reflect any merger, consolidation or business reorganization in which the Company is the surviving entity, and to reflect any stock split, stock dividend or other event where the committee determines an adjustment is appropriate in order to prevent the enlargement or dilution of an award recipient’s rights. If a merger, consolidation or other business reorganization occurs and the Company is not the surviving entity, any outstanding restricted stock award shall be adjusted by allocating to the award recipient any money, stock, securities or other property received by the other shareholders of record, and such money, stock, securities or other property shall be subject to the same terms and conditions of the restricted stock award that applied to the shares for which it has been exchanged.

      Conditions of Effectiveness. This plan will become effective upon its approval by the Company’s shareholders, and will continue in effect for ten years from the date of such approval unless terminated sooner. No performance-based restricted stock awards will be granted after the fifth anniversary of the plan’s effective date unless the list of permissible performance goals is re-approved by the shareholders.

      Termination or Amendment. The Board of Directors of the Company has the authority to suspend or terminate the plan in whole or in part at any time by giving written notice to the administrative committee, however, no amendment or termination may affect any restricted stock award granted prior to the amendment or termination without the recipient’s consent, unless the administrative committee finds that such amendment or termination is in the best interests of the award recipients or the Company’s shareholders.

      The Board of Directors of the Company has the authority to amend or revise the plan in whole or part at any time. As a New York Stock Exchange listed company, we are required to seek shareholder approval for amendments to the plan that are deemed material under the current New York Stock Exchange listing rules. No materials amendments affecting the terms of performance-based restricted stock awards may be made without shareholder approval.

      Federal Income Tax Consequences. The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of awards that may be granted under the plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The plan is not a qualified plan under Section 401(a) of the Internal Revenue Code.

      The stock awards under the plan do not result in federal income tax consequences to either the Company or the award recipient. As a general rule, once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. The Company will generally be allowed to claim a deduction, for compensation expense, in a like amount. If dividends are paid on unvested shares held under the plan, such dividend amounts will also be included in the ordinary income of the recipient. The Company will be allowed to claim a deduction for compensation expense for this amount as well.

      In certain cases, a recipient of a restricted stock award that is not a Performance-Based Restricted Stock Award may elect to include the value of the shares subject to a restricted stock award in income for federal income tax purposes when the award is made instead of when it vests.

      Section 162(m) of the Internal Revenue Code limits the Company’s deductions for compensation in excess of $1,000,000 per year for the chief executive officer and the four other most highly paid executives named in its proxy statement. Compensation amounts resulting from restricted stock awards, other than performance-based restricted stock awards, may be subject to this deduction limitation if the amount of the restricted stock awards plus other compensation of the executive that is subject to the limit exceeds $1,000,000. We expect that the administrative committee will take these deduction limits into account in setting the size and the terms and conditions of restricted stock awards. However, the administrative committee may decide to grant restricted stock awards all or a portion of which will exceed the deduction limit.

      The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be granted under the plan. State and local tax consequences may also be significant.

      Restricted stock awards under the plan are discretionary and the committee has not yet determined to whom awards will be made and the terms and conditions of such awards. As a result, no information is provided concerning the benefits to be delivered under the plan to any individual or group of individuals.

Equity Compensation Plan Information

      Set forth below is certain information, as of December 31, 2003, concerning our equity compensation plans for which we have previously obtained shareholder approval and those equity compensation plans for which we have not previously obtained shareholder approval. This information reflects adjustments made by the Compensation Committee to then-outstanding options to acquire Class A Stock to reflect the change in intrinsic value of the options that resulted from the Levitt spin-off.

			Number of securities
	Number of securities to	Weighted average	remaining available for
	be issued upon exercise	exercise price of	future issuance
	of outstanding options,	outstanding options,	(excluding securities
	warrants or rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	6,769,142	4.61	1,315,809
Equity compensation plans not approved by security holders(2)	169,105 (1)	4.88	10,500 (2)

Total	6,938,247	4.63	1,326,309

(1)	In 1999, non-qualifying stock options for 575 shares of Class A Stock were granted to each employee of BankAtlantic except executive officers.

(2)	1,500 shares of restricted Class A Stock vest and are issued each year through 2011 under a compensation agreement with an employee.

      During the year ended December 31, 2003, the Company issued 11,000 shares of restricted Class A Stock to a BankAtlantic employee, who is not an officer of the Company, under a written individual compensation arrangement. The shares vest on December 31, 2008. As more fully described above under “Employment

Agreement,” during the year ended December 31, 2001, the Company issued 195,000 shares of restricted Class A Stock to an executive officer under a written individual compensation arrangement. The shares vest 10% per year for ten years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of the Company

      The following table sets forth, as of March 15, 2004, certain information as to Class A Stock and Class B Stock beneficially owned by persons owning in excess of 5% of the outstanding shares of such stock. Management knows of no person, except as listed below, who beneficially owned more than 5% of the Company’s outstanding Class A Stock or Class B Stock as of March 15, 2004. Except as otherwise indicated, the information provided in the following table was obtained from filings with the Securities and Exchange Commission (the “SEC”) and with the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under “Security Ownership of Management,” in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of Common Stock (1) over which he or she has or shares, directly or indirectly, voting or investment power, or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after March 15, 2004. As used herein, “voting power” is the power to vote, or direct the voting of, shares and “investment power” includes the power to dispose, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

		Amount
		and
		Nature of
		Beneficial	Percent
Title of Class	Name and Address of Beneficial Owner	Ownership	of Class

Class A Common Stock	BFC Financial Corporation 1750 E. Sunrise Blvd. Ft. Lauderdale, Florida 33304	8,296,891 (1)	15.2%

Class B Common Stock	BFC Financial Corporation 1750 E. Sunrise Blvd. Ft. Lauderdale, Florida 33304	4,876,124 (1)	100%

(1)	BFC Financial Corporation has sole voting and dispositive power over all shares listed. BFC Financial Corporation may be deemed to be controlled by Alan B. Levan and John E. Abdo, who collectively may be deemed to have an aggregate beneficial ownership of 68.6% of the outstanding common stock of BFC Financial Corporation. Mr. Alan B. Levan serves as Chairman, President and CEO of the Company, BankAtlantic and BFC Financial Corporation and Mr. John E. Abdo serves as Vice Chairman of the Company, BankAtlantic and BFC Financial Corporation.

Security Ownership of Management

      Listed in the table below are the outstanding securities beneficially owned as of March 15, 2004 by (i) all directors, (ii) named executive officers identified in the Summary Compensation Table included elsewhere herein and (iii) directors and executive officers as a group. The address of all parties listed below is 1750 E. Sunrise Blvd., Ft. Lauderdale, FL 33304.

	Class A		Class B
	Common		Common
	Stock		Stock
	Ownership		Ownership	Percent of	Percent of
	as of		as of	Class A	Class B
Name of Beneficial Owner	March 15, 2004		March 15, 2004	Common Stock	Common Stock

BFC Financial Corporation(1)	8,296,891		4,876,124	15.17%	100%
Alan B. Levan(1)(5)	1,567,281	(2)	0 (2)	2.79	0
John E. Abdo(1)	845,377	(4)(6)	0	1.53	0
Bruno L. DiGiulian	78,826	(3)(4)	0	*	0
Charlie C. Winningham, II	120,529	(4)	0	*	0
Steven M. Coldren	53,433	(3)(4)	0	*	0
Mary E. Ginestra	77,976	(4)	0	*	0
D. Keith Cobb	9,531	(4)	0	*	0
Jonathan D. Mariner	20,993	(4)	0	*	0
Willis N. Holcombe	6,531	(4)	0	*	0
Jay C. McClung	1,081	(8)	0	*	0
Jay R. Fuchs	345,912	(7)	0	*	0
James A. White	39,899	(4)	0	*	0
Jarett S. Levan(5)	6,003	(4)	0	*	0
All directors and executive officers of the Company and BankAtlantic, as a group (18 persons, including the individuals identified above)	12,000,814	(9)	4,876,124	20.95%	100%

*	Less than one percent of the class.

(1)	BFC Financial Corporation may be deemed to be controlled by Alan B. Levan and John E. Abdo, who collectively may be deemed to have an aggregate beneficial ownership of 68.6% of the outstanding common stock of BFC Financial Corporation. Mr. Alan B. Levan serves as Chairman, President and CEO of the Company, BankAtlantic and BFC Financial Corporation and Mr. John E. Abdo serves as Vice Chairman of the Company, BankAtlantic and BFC Financial Corporation.

(2)	Mr. Alan B. Levan may be deemed to be the beneficial owner of the shares of Class A Stock and Class B Stock beneficially owned by BFC Financial Corporation by virtue of Mr. Alan B. Levan’s control of Levan Enterprises, Ltd. These shares are not included in the number set forth above. Mr. Alan B. Levan may also be deemed to beneficially own, and the number set forth above includes, 1,500,802 shares of Class A Stock which can be acquired within 60 days pursuant to stock options, 11,089 units of interest in shares of Class A Stock held by the BankAtlantic 401(k) Plan and 368 shares of Class A Stock held by Levan Enterprises, Ltd.

(3)	1,000 shares of Class A Stock are held by Mr. DiGiulian’s wife, as to which Mr. DiGiulian does not have voting or investment power; 100 shares of Class A Stock are beneficially owned by Mr. Coldren and his wife. Mr. Coldren shares voting and investment power with respect to these shares.

(4)	Includes beneficial ownership of the following shares which may be acquired within 60 days pursuant to stock options: Mr. DiGiulian — 77,826 shares of Class A Stock; Mr. Coldren — 52,955 shares of Class A Stock; Mrs. Ginestra — 77,826 shares of Class A Stock; Dr. Holcombe — 6,531 shares of Class A Stock; Mr. Jarett Levan — 5,257 shares of Class A Stock; Mr. Mariner — 19,593 shares of Class A Stock;

Mr. Winningham — 77,826 shares of Class A Stock; Mr. Cobb — 6,531 shares of Class A Stock; Mr. Abdo — 528,462 shares of Class A Stock; Mr. White — 20,900 shares of Class A Stock.

(5)	Mr. Jarett Levan is the son of Mr. Alan B. Levan.

(6)	Includes beneficial ownership of 38,978 units of interest in shares of Class A Stock held by the BankAtlantic 401(k) Plan.

(7)	Includes benficial ownership of 194,552 units of interest in shares of Class A Stock held by the BankAtlantic 401(k) Plan.

(8)	Includes beneficial ownership of 61 units of interest in shares of Class A Stock held by the BankAtlantic 401(k) Plan.

(9)	Includes beneficial ownership of 2,584,638 shares of Class A Stock which may be acquired by executive officers and directors within 60 days pursuant to stock options, 244,680 units of interest held by executive officers in shares of Class A Stock held by the BankAtlantic 401(k) Plan and 156,000 shares of restricted stock held on behalf of one executive officer, as to which such officer has voting but no dispositive power.

OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those referred to in the accompanying Notice of Meeting, that may be brought before the Annual Meeting.

INDEPENDENT PUBLIC ACCOUNTANTS

      Pricewaterhouse Coopers LLP served as the Company’s independent public accountants for the year ended December 31, 2003. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions from shareholders.

      KPMG LLP (“KPMG”) served as the Company’s independent public accountants for the year ended December 31, 2002. On January 7, 2003, the Company dismissed KPMG as its independent public accountants, effective upon completion of the audit of the fiscal year ended December 31, 2002. KPMG served as independent public accountants through the filing of all required reports covering operations for fiscal year 2002, including the Annual Report on Form 10-K. The reports of KPMG on the Company’s financial statements for the two years ended December 31, 2002 and 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that in 2002, the Company changed its method of accounting for goodwill and intangible assets and in 2001, the Company changed its method of accounting for derivative instruments and hedging activities. The decision to change accountants was approved by the Audit Committee of the Board of Directors of the Company. In connection with its audits for the fiscal years ended December 31, 2002 and 2001, and through the date of this proxy statement, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG would have caused them to make reference thereto in their report on the financial statements for such years.

ADDITIONAL INFORMATION

      “Householding” of Proxy Material. The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or our transfer agent, American Stock Transfer & Trust Company (“AST”), that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this proxy statement to a shareholder at a shared address to which a single proxy statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or AST if you hold registered shares. You can notify AST by sending a written request to American Stock Transfer & Trust Company, 59 Maiden Lane — Plaza Level, New York, NY 10038, attention Karen A. Lazar, Vice President.

      Advance Notice Procedures. Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to the Company’s Corporate Secretary (containing certain information specified in the bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting—that is, with respect to the 2005 annual meeting, between January 11 and February 10, 2005. In addition, any shareholder who wishes to submit a nomination to the Board must deliver written notice of the nomination within this time period and comply with the information requirements in the bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement.

      Shareholder Proposals for the 2005 Annual Meeting. Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2005 may do so by following the procedures prescribed in SEC Rule l4a-8. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary no later than December 15, 2004 at the Company’s main offices, 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304. If such proposal or proposals are in compliance with applicable rules and regulations, they will be included in the Company’s proxy statement and form of proxy for that meeting.

      Proxy Solicitation Costs. The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company or its subsidiary, BankAtlantic, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Alan B. Levan
Chairman

April 12, 2004

Appendix A

BANKATLANTIC BANCORP, INC.

2004 RESTRICTED STOCK INCENTIVE PLAN

      1. PURPOSES. The purposes of this BankAtlantic Bancorp, Inc. 2004 Restricted Stock Incentive Plan (the “Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees of the Company or its Subsidiaries (as defined in Section 2 below) as well as other individuals who perform services for the Company and its Subsidiaries, and to promote the success and profitability of the Company’s business.

      2. DEFINITIONS. As used herein, the following definitions shall apply:

(a) “Award Notice” shall mean, with respect to a particular Restricted Stock Award, a written instrument signed by the Company and the recipient of the Restricted Stock Award evidencing the Restricted Stock Award and establishing the terms and conditions thereof.

(b) “Award Recipient” shall mean the recipient of a Restricted Stock Award.

(c) “Beneficiary” shall mean the Person designated by an Award Recipient to receive any Shares subject to a Restricted Stock Award made to such Award Recipient that become distributable following the Award Recipient’s death.

(d) “Board of Directors” shall mean the Board of Directors of the Company.

(e) “Class A Common Stock” shall mean the Class A common stock, par value $0.01 per share, of the Company.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

(h) “Company” shall mean BankAtlantic Bancorp, Inc., a Florida corporation, and its successors and assigns.

(i) “Covered Employee” shall mean, for any taxable year of the Company, a person who is, or who the Committee determines is reasonably likely to be, a “covered employee” (within the meaning of section 162(m) of the Code).

(j) “Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

(k) “Employee” shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” shall be determined by the Committee in its discretion; provided, however, that where there is a public market for the Class A Common Stock, the fair market value per Share shall be (i) if the Class A Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the closing price of such stock on such exchange or reporting system, as the case may be, on the relevant date, as reported in any newspaper of general circulation, or (ii) if the Class A Common Stock is quoted on the National Association of Securities Dealers Automated Quotations (“NASDAQ”) System, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing bid and asked quotations for such stock on the relevant date, as reported by a generally recognized reporting service.

(n) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(o) “Performance-Based Restricted Stock Award” shall mean a Restricted Stock Award to which Section 7.3 is applicable.

(p) “Performance Goal” shall mean, with respect to any Performance-Based Restricted Stock Award, the performance goal(s) established pursuant to Section 7.3(a), the attainment of which is a condition of vesting of the Performance-Based Restricted Stock Award.

(q) “Performance Measurement Period” shall mean, with respect to any Performance Goal, the period of time over which attainment of the Performance Goal is measured.

(r) “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

(s) “Restricted Stock Award” shall mean an award of Shares pursuant to Section 7.

(t) “Service” shall mean, unless the Committee provides otherwise in an Award Notice: (a) service in any capacity as a common-law employee, director, advisor or consultant to the Company or a Parent or Subsidiary; (b) service in any capacity as a common-law employee, director, advisor or consultant (including periods of contractual availability to perform services under a retainer arrangement) to an entity that was formerly a Parent or Subsidiary, to the extent that such service is an uninterrupted continuation of services being provided immediately prior to the date on which such entity ceased to be a Parent or Subsidiary; and (c) performance of the terms of any contractual non-compete agreement for the benefit of the Company or a Parent or Subsidiary.

(u) “Share” shall mean a share of the Class A Common Stock, as adjusted in accordance with Section 8 of the Plan.

(v) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3. STOCK. Subject to the provisions of Section 8 of the Plan, the maximum aggregate number of Shares which may be issued for Restricted Stock Awards under the Plan is 250,000 Shares. The maximum aggregate number of Shares which may be issued as Restricted Stock Awards to individuals who are Covered Employees shall be 250,000 Shares during any calendar year. If a Restricted Stock Award should expire for any reason without having been vested in full, the unvested Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

      4. ADMINISTRATION.

(a) Procedure. The Plan shall be administered by a Committee appointed by the Board of Directors, which initially shall be the Compensation Committee of the Company. The Committee shall consist of not less than two (2) members of the Board of Directors. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors, at its discretion, may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time shall a Committee of less than two (2) members of the Board of Directors administer the Plan. If the Committee does not exist, or for any other reason determined by the Board of Directors, the Board may take any action and exercise any power, privilege or discretion under the Plan that would otherwise be the responsibility of the Committee.

(b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Restricted Stock Awards; (ii) to determine, upon review of relevant information, the Fair Market Value of the Class A Common Stock; (iii) to determine the consideration for Restricted Stock Awards; (iv) to determine the persons to whom, and the time or times at which, Restricted Stock Awards shall be granted and the number of Shares to be represented by each

Restricted Stock Award; (v) to determine the vesting schedule of the Restricted Stock Awards to be granted; (vi) to interpret the Plan; (vii) to prescribe, amend and rescind rules and regulations relating to the Plan; (viii) to determine the terms and provisions of each Restricted Stock Award granted (which need not be identical) and, with the consent of the holder thereof if required, modify or amend each Restricted Stock Award; (ix) to accelerate or defer (with the consent of the holder thereof) the vesting date of any Restricted Stock Award; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of a Restricted Stock Award previously granted by the Committee; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c) Effect of the Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Award Recipients.

      5. ELIGIBILITY. Restricted Stock Awards may be granted to Employees as well as directors, independent contractors and agents who are natural persons (but only if such Restricted Stock Awards are granted as compensation for personal services rendered by the independent contractor or agent to the Company or a Subsidiary that are not services in connection with the offer or sale of securities in a capital-raising transaction or services that directly or indirectly promote or maintain a market for the Company’s securities), as determined by the Committee. Any person who has been granted a Restricted Stock Award may, if he is otherwise eligible, be granted an additional Restricted Stock Award.

      The Plan shall not constitute a contract of employment nor shall the Plan confer upon any Award Recipient any right with respect to continuation of employment or continuation of providing services to the Company, nor shall it interfere in any way with his right or the Company’s or any Parent or Subsidiary’s right to terminate his employment or his provision of services at any time.

      6. TERM OF PLAN. The Plan shall become effective upon its approval by the shareholders of the Company in accordance with Section 14 of the Plan. The Plan shall continue in effect ten (10) years from the effective date of the Plan, unless sooner terminated under Section 10 of the Plan.

      7. RESTRICTED STOCK AWARDS.

7.1 In General.

(a) Each Restricted Stock Award shall be evidenced by an Award Notice issued by the Committee to the Award Recipient containing such terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe, including, without limitation, any of the following terms or conditions:

(i) the number of Shares covered by the Restricted Stock Award;

(ii) the amount (if any) which the Award Recipient shall be required to pay to the Company in consideration for the issuance of such Shares (which shall in no event be less than the minimum amount required for such Shares to be validly issued, fully paid and nonassessable under applicable law);

(iii) whether the Restricted Stock Award is a Performance-Based Award and, if it is, the applicable Performance Goal or Performance Goals;

(iv) the date of grant of the Restricted Stock Award; and

(v) the vesting date for the Restricted Stock Award;

(b) All Restricted Stock Awards shall be in the form of issued and outstanding Shares that shall be either:

(i) registered in the name of the Committee for the benefit of the Award Recipient and held by the Committee pending the vesting or forfeiture of the Restricted Stock Award;

(ii) registered in the name of the Award Recipient and held by the Committee, together with a stock power executed by the Award Recipient in favor of the Committee, pending the vesting or forfeiture of the Restricted Stock Award; or

(iii) registered in the name of and delivered to the Award Recipient.

      In any event, the certificates evidencing the Shares shall at all times prior to the applicable vesting date bear the following legend:

The Class A Common Stock evidenced hereby is subject to the terms of a Restricted Stock Award agreement between BankAtlantic Bancorp, Inc. and [Name of Award Recipient] dated [Date] made pursuant to the terms of the BankAtlantic Bancorp, Inc. 2004 Restricted Stock Incentive Plan, copies of which are on file at the executive offices of BankAtlantic Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

and/or such other restrictive legend as the Committee, in its discretion, may specify.

(c) Except as otherwise provided by the Committee, a Restricted Stock Award shall not be transferable by the Award Recipient other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Restricted Stock Award shall be distributable, during the lifetime of the Award Recipient, only to the Award Recipient.

7.2 Vesting Date.

(a) The vesting date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Notice and, if no date is specified in the Award Notice, shall be the first anniversary of the date on which the Restricted Stock Award is granted. Unless otherwise determined by the Committee or specified in the Award Notice:

(i) if the Service of an Award Recipient is terminated prior to the vesting date of a Restricted Stock Award for any reason other than death or Disability, any unvested Shares shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture);

(ii) if the Service of an Award Recipient is terminated prior to the vesting date of a Restricted Stock Award on account of death or Disability, any unvested Shares with a vesting date that is during the period of six (6) months beginning on the date of termination of Service shall become vested on the date of termination of Service and any remaining unvested Shares forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture); and

7.3 Performance-Based Restricted Stock Awards.

(a) At the time it grants a Performance-Based Restricted Stock Award, the Committee shall establish one or more Performance Goals the attainment of which shall be a condition of the Award Recipient’s right to retain the related Shares. The Performance Goals shall be selected from among the following:

(i) earnings per share;

(ii) net income;

(iii) return on average equity;

(iv) return on average assets;

(v) core earnings;

(vi) stock price;

(vii) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, goals relating to acquisitions or divestitures, revenue targets or business development goals;

(viii) except in the case of a Covered Employee, any other performance criteria established by the Committee;

(ix) any combination of (i) through (viii) above.

      Performance Goals may be established on the basis of reported earnings or cash earnings, and consolidated results or individual business units and may, in the discretion of the Committee, include or exclude extraordinary items and/or the results of discontinued operations. Each Performance Goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company (or individual business units) and/or the past or current performance of other companies.

(b) At the time it grants a Performance-Based Restricted Stock Award, the Committee shall establish a Performance Measurement Period for each Performance Goal. The Performance Measurement Period shall be the period over which the Performance Goal is measured and its attainment is determined. If the Committee establishes a Performance Goal but fails to specify a Performance Measurement Period, the Performance Measurement Period shall be:

(i) if the Performance-Based Restricted Stock Award is granted during the first three months of the Company’s fiscal year, the fiscal year of the Company in which the Performance-Based Restricted Stock Award is granted; and

(ii) in all other cases, the period of four (4) consecutive fiscal quarters of the Company that begins with the fiscal quarter in which the Performance-Based Restricted Stock Award is granted.

(c) Within a reasonable period of time as shall be determined by the Committee following the end of each Performance Measurement Period, the Committee shall determine, on the basis of such evidence as it deems appropriate, whether the Performance Goals for such Performance Measurement Period have been attained and, if they have been obtained, shall certify such fact in writing.

(d) If the Performance Goals for a Performance-Based Restricted Stock Award have been determined by the Committee to have been attained and certified, the Committee shall either:

(i) if the relevant vesting date has occurred, cause the ownership of the Shares subject to such Restricted Stock Award, together with all dividends and other distributions with respect thereto that have been accumulated, to be transferred on the stock transfer records of the Company, free of any restrictive legend other than as may be required by applicable law, to the Award Recipient;

(ii) in all other cases, continue the Shares in their current status pending the occurrence of the relevant vesting date or forfeiture of the Shares.

      If any one or more of the relevant Performance Goals have been determined by the Committee to not have been attained, all of the Shares subject to such Restricted Stock Award shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture).

(e) If the Performance Goals for any Performance Measurement Period shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) that in the Committee’s judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust such Performance Goals and make payments accordingly under the Plan; provided, however, that any adjustments made in accordance with or for the purposes of this section 7.3(e) shall be disregarded for purposes of calculating the Performance Goals for a Performance-Based Restricted Stock Award to a Covered Employee if and to the extent that such adjustments would have the effect of increasing the amount of a Restricted Stock Award to such Covered Employee.

7.4 Dividend Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, any dividends or distributions declared and paid with respect to Shares subject to the Restricted Stock Award, whether or not in cash, shall be held and accumulated for distribution at the same time and subject to the same terms and conditions as the underlying Shares.

7.5 Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, voting rights appurtenant to the Shares subject to the Restricted Stock Award, shall be exercised by the Committee in its discretion.

7.6 Tender Offers. Each Award Recipient shall have the right to respond, or to direct the response, with respect to the issued Shares related to its Restricted Stock Award, to any tender offer, exchange offer or other offer made to the holders of Shares. Such a direction for any such Shares shall be given by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the Shares shall not be tendered.

7.7 Designation of Beneficiary. An Award Recipient may designate a Beneficiary to receive any unvested Shares that become available for distribution on the date of his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Award Recipient dies prior to the Award Recipient, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Award Recipient’s death shall be paid to the executor or administrator of the Award Recipient’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.

7.8 Taxes. The Company or the Committee shall have the right to require any person entitled to receive Shares pursuant to a Restricted Stock Award to pay the amount of any tax which is required to be withheld with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

      8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

      Subject to any required action by the shareholders of the Company, in the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Class A Common Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Class A Common Stock such that an adjustment is appropriate in the Committee’s discretion in order to prevent dilution or enlargement of the rights of Award Recipients under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Class A Common Stock or other securities deemed to be available thereafter for grants of Restricted Stock Awards under the Plan in the aggregate to all eligible individuals and individually to any one eligible individual and (ii) the number and kind of shares of Class A Common Stock or other securities that may be delivered or deliverable in respect of outstanding Restricted Stock Awards. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Restricted Stock Awards (including, without limitation, cancellation of Restricted Stock Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Restricted Stock Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that any such adjustment to a Performance-Based Restricted Stock Award granted to a Covered Employee with respect to the Company or its Parent or Subsidiaries shall conform to the requirements of section 162(m) of the Code and the regulations thereunder then in effect. The Committee’s determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class A Common Stock subject to a Restricted Stock Award.

      In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, any Restricted Stock Award with respect to which Shares had been awarded to an Award Recipient shall be adjusted by allocating to the Award Recipient the amount of money, stock, securities or other property to be received by the other shareholders of record, and such money, stock, securities or other property shall be subject to the same terms and conditions of the Restricted Stock Award that applied to the Shares for which it has been exchanged.

      Without limiting the generality of the foregoing, the existence of outstanding Restricted Stock Awards granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred or preference stock that would rank above the Shares subject to outstanding Restricted Stock Awards; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

      9. TIME FOR GRANTING RESTRICTED STOCK AWARDS. The date of grant of a Restricted Stock Award shall, for all purposes, be the date on which the Committee makes the determination granting such Restricted Stock Award or such later date as the Committee may specify. Notice of the determination shall be given to each Award Recipient within a reasonable time after the date of such grant.

      10. AMENDMENT AND TERMINATION OF THE PLAN.

10.1 Committee Action; Shareholders’ Approval. Subject to applicable laws and regulations, the Committee or the Board of Directors may amend or terminate the Plan from time to time in such respects as the Committee or the Board of Directors may deem advisable, without the approval of the Company’s shareholders.

10.2 Effect of Amendment or Termination. No amendment or termination or modification of the Plan shall in any manner affect any Restricted Stock Award theretofore granted without the consent of the Award Recipient, except that the Committee or the Board of Directors may amend or modify the Plan in a manner that does affect Restricted Stock Awards theretofore granted upon a finding by the Committee or the Board of Directors that such amendment or modification is in the best interest of Shareholders or Award Recipients.

      11. CONDITIONS UPON DELIVERY OF SHARES. Shares shall not be delivered with respect to a Restricted Stock Award unless the grant of a Restricted Stock Award and the delivery of Shares with respect thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the grant of a Restricted Stock Award or delivery of Shares with respect thereto, the Company may require the Person acquiring such Shares or Restricted Stock Award to represent and warrant at the time of any such grant or acquisition that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

      12. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

      13. AWARD NOTICE. Restricted Stock Awards shall be evidenced by Award Notices in such form as the Board of Directors or the Committee shall approve.

      14. SHAREHOLDER APPROVAL. Effectiveness of the Plan shall be subject to approval by the shareholders of the Company entitled to vote thereon. If such shareholder approval is obtained at a duly held shareholders’ meeting, it may be obtained by the affirmative vote of the holders of outstanding shares of the Company’s common stock representing a majority of the votes entitled to be cast thereon. No Performance-Based Restricted Stock Awards shall be granted after the fifth (5th) anniversary of the date the Plan is adopted unless, prior to such date, the listing of permissible Performance Goals set forth in Section 7.3 shall have been re-approved by the shareholders of the Company in the manner required by Section 162(m) of the Code and the regulations thereunder.

      15. OTHER PROVISIONS. The Award Notices authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the vesting of the Restricted Stock Award, as the Board of Directors or the Committee shall deem advisable.

      16. INDEMNIFICATION OF COMMITTEE MEMBERS. In addition to such other rights of indemnification they may have as directors, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereon, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Restricted Stock Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

      17. TAX MATTERS. If and to the extent permitted by the Committee and specified in an Award Notice for a Restricted Stock Award other than a Performance-Based Restricted Stock Award, an Award Recipient may be permitted or required to make an election under section 83(b) of the Code to include the compensation related thereto in income for federal income tax purposes at the time of issuance of the Shares to such Award Recipient instead of at a subsequent vesting date. In such event, the Shares issued prior to their vesting date shall be issued in certificated form only, and the certificates therefor shall bear the following legend:

The Class A Common Stock evidenced hereby is subject to the terms of a Restricted Stock Award agreement between BankAtlantic Bancorp, Inc. and [Name of Recipient] dated [Date] made pursuant to the terms of the BankAtlantic Bancorp, Inc. 2004 Restricted Stock Incentive Plan, copies of which are on file at the executive offices of BankAtlantic Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify. In the event of the Award Recipient’s termination of Service prior to the relevant vesting date or forfeiture of the Shares for any other reason, the Award Recipient shall be required to return all forfeited Shares to the Company without consideration therefor (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture).

      18. OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any stock option, incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Subsidiary.

      19. SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

      20. HEADINGS, ETC. NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

      21. SEVERABILITY. If any provision of the Plan is held to be invalid or unenforceable by a court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of the Plan and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

Appendix B

AUDIT COMMITTEE

BANKATLANTIC BANCORP, INC.

CHARTER

Adopted March 2, 2004

Organization

      There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be comprised of not less than three members of the Board of Directors. The members of the Audit Committee shall be elected by the Board of Directors and shall serve until their successors shall be duly elected and qualified or until such member’s earlier resignation or removal. The members of the Audit Committee may be removed, with or without cause, by a majority vote of the Board of Directors. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

      All Audit Committee members shall be free from any material relationship with the Company, as determined by the Board of Directors in its business judgment. Each member of the Audit Committee shall, in the judgment of the Board of Directors, be “independent,” as defined by all applicable laws, rules and regulations, and members of the Audit Committee shall not, directly or indirectly, accept any consulting, advisory, or other compensatory fee from the Company.

      Each member of the Audit Committee shall be “financially literate,” as such qualification is interpreted by the Board of Directors in its business judgment, or shall become “financially literate” within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall be a “financial expert” based on the criteria established by the Securities and Exchange Commission (the “SEC”) and other relevant rules and regulations as determined by the Board of Directors in its business judgment. No member of the Audit Committee shall serve on the Audit Committees of more than three public companies unless the Board of Directors determines, in its business judgment, that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee.

Statement of Policy

      The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibilities for the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, performance and independence of the Company’s independent auditor, and the performance of the Company’s internal audit function. In so doing, it will be the responsibility of the Audit Committee to facilitate free and open communication between the Audit Committee, the independent auditors, the internal auditors, and management of the Company. The Audit Committee will also prepare a report to be included in the Company’s annual proxy statement, as required by SEC regulations, and will report regularly to the Board of Directors of the Company on its activities and discussions.

      In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention within its scope of responsibility with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent legal, accounting and other advisors as it determines necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and to any advisors that the Audit Committee may choose to engage. The decision to engage or to terminate any advisors to the Audit Committee and all decisions regarding the fee arrangements for any such advisors shall be made solely by the Audit Committee.

Meetings

      The Audit Committee shall meet at least four times per year, or more frequently as circumstances may require. If the Audit Committee deems it advisable, its meetings may include an executive session of the Audit Committee absent members of management and on such terms and conditions as the Audit Committee may elect. As part of its role to foster open communication, the Audit Committee should meet periodically with management, the person or persons responsible for the Company’s internal audit function and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee should meet at least quarterly with the independent auditors and management to discuss the audited annual financial statements or quarterly financial statements, as applicable, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Responsibilities

      The primary responsibility of the Audit Committee is to oversee the Company’s reporting processes on behalf of the Board of Directors and the shareholders and to report the results of its activities to the Board of Directors. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The Board of Directors recognizes that the Audit Committee’s functions are not intended to duplicate or certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” within the meaning of applicable rules and regulations.

      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible to enable the Audit Committee to react to changing conditions and circumstances. The processes set forth below are intended to serve as a guide with the understanding that the Audit Committee may supplement them as appropriate.

•	The Audit Committee shall be directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), setting of compensation, and oversight of the work of the independent auditors. The independent auditors shall report directly to the Audit Committee and the Audit Committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise, including resolution of disagreements between management and the auditors regarding financial reporting.

•	The Audit Committee shall meet at least annually with the internal auditors and the independent auditors and financial management of the Company to review the scope of their proposed audits for the current year and the proposed audit procedures to be utilized, including the adequacy of staffing and compensation and shall review with management and the independent auditors the results of the audit, including any comments or recommendations they may have.

•	At least annually the Audit Committee shall evaluate the independent auditor’s qualifications and performance, which review shall include a review of the lead partner assigned by the independent auditor to the Company. In making its evaluation, the Audit Committee shall take into consideration the opinions of management as well as the person or persons responsible for the Company’s internal audit function.

•	The Audit Committee shall review and pre-approve both audit and permitted non-audit services provided by the independent auditors and shall not engage the independent auditors to perform any non-audit services prohibited by law or regulation. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee shall inform the Board of its approval of any permitted non-audit services so that the Company may disclose such approval if such disclosure shall be required by any applicable laws, rules or regulations.

•	The Audit Committee shall consider whether the auditor’s performance of permissible non-audit services is compatible with the auditor’s independence and shall also request from the independent auditors annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independent Standards Board Standard Number 1. The Audit Committee shall review and discuss with the independent auditors any such disclosed relationships and their impact on the independent auditor’s independence. The Audit Committee shall ensure the rotation of the lead audit partner assigned to the Company by the independent auditor at least every five years and confirm that the lead audit partner or the audit partner responsible for reviewing the audit has not performed audit services for the Company in any of the Company’s last five fiscal years.

•	The Audit Committee shall hold timely discussions with the independent auditors regarding material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences.

•	The Audit Committee shall obtain and review at least annually a report by the outside auditor describing the independent auditor’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review or peer review or by any governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the independent auditor and any steps taken to deal with any such issues.

•	The Audit Committee shall review and advise the Board on the selection, performance, compensation and removal of the person or persons responsible for the Company’s internal audit function. The Audit Committee shall review activities, organizational structure, and qualifications of the internal audit department. The Audit Committee shall periodically, but at least quarterly, review with the person or persons responsible for the Company’s internal audit function any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the department’s work.

•	The Audit Committee shall review and discuss with management and the independent auditors the audited annual financial statements and quarterly financial statements of the Company to be included in the Company’s Annual Report on Form 10-K or Quarterly Reports on Form 10-Q, as applicable, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the results of the independent auditors’ reviews of the interim financial statements, and all internal controls reports (or summaries thereof). The Audit Committee shall also review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 and relevant reports rendered by the independent auditors (or summaries thereof). The Audit Committee shall discuss with management and the independent auditors the quality, not just acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the Company’s financial statements, and shall review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61.

•	The Audit Committee shall review disclosures made by the CEO and CFO during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

•	The Audit Committee shall discuss the Company’s earnings press releases, as well as financial information and any earnings guidance provided to analysts and rating agencies; provided that any such discussions may be general in nature, need not take place in advance of the public dissemination of each earnings release and need not address each instance in which the Company may provide earnings guidance.

•	The Audit Committee shall discuss with management and the independent auditors the accounting policies that may be viewed as critical. The Audit Committee shall review and discuss any significant changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports as well as all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor. The Audit Committee shall confer with management and the independent auditor on all significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative methods under generally acceptable accounting principles on the financial statements.

•	The Audit Committee shall discuss with management and the independent auditors the integrity of the Company’s financial reporting processes (both internal and external) and the quality and adequacy of the Company’s internal controls and disclosure controls.

•	The Audit Committee shall review management’s assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on and attestation of management’s assessment. The Audit Committee shall review all material issues raised by management’s internal controls review.

•	The Audit Committee shall provide sufficient opportunity for the independent auditors to meet with the Audit Committee outside the presence of management, and to discuss the independent auditors’ evaluation of the Company’s financial and accounting personnel and the cooperation that the independent auditors received during the course of the audit as well as any audit problems or difficulties and management’s response.

•	The Audit Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee shall review the findings of any examination by regulatory agencies such as the Federal Reserve, FDIC, Office of Thrift Supervision, or the Securities and Exchange Commission, as well as any response by management to regulatory agency examinations or reviews.

•	The Audit Committee shall review the Company’s Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

•	The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management.

•	The Audit Committee shall set clear hiring policies for employees or former employees of the independent auditor in compliance with applicable laws, rules and regulations.

•	The Audit Committee shall perform a self-evaluation of its performance at least annually to determine whether it is functioning effectively.

•	The Audit Committee shall review and reassess this Charter periodically, but at least annually, and recommend to the Board any amendments that the Audit Committee may deem necessary or advisable.

Disclosure of Charter

      This Charter will be made available on the Company’s website and otherwise as may be required by applicable law, rule or regulation.

April 12, 2004

Dear 401(k) Account Holder:

As you know, you are a participant in the 401(k) Plan of BankAtlantic Bancorp, and you have shares of BankAtlantic Bancorp, Inc. (“BBX”) Class A Common Stock allocated to your 401(k) account.

A total of 461,351 shares of Class A Common Stock of BBX were held in the 401(k) as of March 22, 2004, which is the voting record date (the “Record Date”) for BBX’s Annual Meeting of Shareholders to be held on May 11, 2004 (the “2004 Annual Meeting”). As a participant in the 401(k) BBX Stock Fund, you may direct the voting, at the 2004 Annual Meeting, of the shares of BBX’s Class A Common Stock held by the 401(k) Plan Trust and allocated to your account as of the Record Date.

A committee consisting of James White, Lewis Sarrica, Susan McGregor and Anne Chervony administers the 401(k) Plan (the “Committee”). An unrelated corporate trustee for the 401(k) Plan has been appointed, Reliance Trust (the “Trustee”).

HOW YOU EXERCISE YOUR VOTING RIGHTS

Because the Trustee is the owner of record of all of the Class A Common Stock held in the Trust, only it may submit an official proxy card or ballot to cast votes for this Class A Common Stock. You exercise your right to direct the vote of Class A Common Stock that has been allocated to your account by submitting a Confidential Voting Instruction Card that will tell the Trustee how to complete the proxy card or ballot for your shares. The Committee is furnishing to you the enclosed Confidential Voting Instruction Card, together with a copy of the Company’s Proxy Statement for the 2004 Annual Meeting, so that you may exercise your right to direct the voting of shares of Class A Common Stock allocated to your account. The Confidential Voting Instruction Card indicates how many shares of Common Stock were allocated to your account, and thus how many votes you have, as of the Record Date. The Confidential Voting Instruction Card also lists the specific proposals to be voted on at the 2004 Annual Meeting.

In order to direct the voting of shares allocated to your account under the 401(k) Plan, you must fill-out and sign the enclosed Confidential Voting Instruction Card and return it in the accompanying envelope by May 3, 2004.

The Confidential Voting Instruction Card will be delivered directly to the Trustee who will tally all the instructions received. If your Confidential Voting Instruction Card is received on or before May 3, 2004, the Trustee will vote the number of shares of Class A Common Stock indicated on your Confidential Voting Instruction Card in the manner you direct. The contents of your Confidential Voting Instruction Card will be kept confidential. No one at BankAtlantic or BBX will have access to information about anyone’s individual choices.

UNSPECIFIED PROPOSALS

At the 2004 Annual Meeting, it is possible, although very unlikely, that shareholders will be asked to vote on matters other than those specified on the attached Confidential Voting Instruction Card. In such a case, there may not be time to ask you for further voting directions. If this situation arises, the Trustee has a legal duty to decide how to vote all of the shares held in the Trust. In making a decision, it will act solely in the interest of participating employees and their beneficiaries.

IF YOU DO NOT VOTE

The Trustee has a legal duty to see that all voting rights for shares of Common Stock held in the Trust are exercised. If you do not file a Confidential Voting Instruction Card, or if the independent tabulator receives your Confidential Voting Instruction Card after the deadline, the Trustee will decide how to exercise the votes for your shares. In making a decision, it will act solely in the interest of participating employees and their beneficiaries.

This voting direction procedure is your opportunity to participate in decisions that will affect the future of BBX. Please take advantage of this opportunity by completing and signing the Confidential Voting Instruction Card using the self-addressed envelope provided.

Sincerely, The 401(k) Committee

Enclosures:	Proxy Statement Annual Report

CONFIDENTIAL VOTING INSTRUCTION CARD

NAME:

ALLOCATED SHARES/UNITS:

I, the undersigned, understand that the Trustee is the holder of record and custodian of all shares of BankAtlantic Bancorp, Inc. (the “Company”) Class A Common Stock allocated to my account under the Company’s 401(k) Plan. Further, I understand that my voting directions are solicited on behalf of the Trustee for the Annual Meeting of Shareholders on May 11, 2004. As a named fiduciary with respect to the Company Class A Common Stock allocated to me, I direct you to vote all such Company Class A Common Stock as follows:

1. The election of four directors for terms of three years each, as listed below:

Steven M. Coldren, Mary E. Ginestra, Willis N. Holcombe, Jarett S. Levan

FOR ALL NOMINEES (EXCEPT AS INDICATED BELOW)	VOTE WITHHELD AS TO ALL NOMINEES
[ ]	[ ]

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee’s name in the space provided:

2. Approval of the Company’s 2004 Restricted Stock Incentive Plan

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3. In the discretion of the Trustee, as to any other matter or proposal to be voted on by the Company’s shareholders at the Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘FOR’ ALL THE NOMINEES IN THE LISTED PROPOSAL AND ‘FOR’ THE APPROVAL OF THE COMPANY’S 2004 RESTRICTED STOCK INCENTIVE PLAN.

Continued and to be signed on the reverse side

The Trustee is hereby directed to vote any shares allocated to me. I understand that if I sign this form without indicating specific instructions, shares attributable to me will be voted FOR all nominees and all of the listed proposals.

By signing below, I acknowledge receipt of a copy of the Proxy Statement that was furnished to shareholders of the Company in connection with the Annual Meeting of Shareholders and the accompanying letter from the Committee appointed to administer the 401(k) Plan.

Dated: , 2004. PRINT NAME OF 401(k) ACCOUNT HOLDER SIGNATURE OF 401(k) ACCOUNT HOLDER

PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED ENVELOPE TO BE RECEIVED NO LATER THAN MAY 3, 2004.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

BANKATLANTIC BANCORP, INC.
1750 E. SUNRISE BLVD.
FT. LAUDERDALE, FL 33304

The undersigned hereby appoints James A. White and Lloyd DeVaux, and each of them, acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class A Common Stock of BankAtlantic Bancorp, Inc. held of record by the undersigned on March 22, 2004, at the Annual Meeting of Shareholders to be held on May 11, 2004 and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

BANKATLANTIC BANCORP, INC.

MAY 11, 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of four directors, each for a term of three years.	2. Approval of the Company’s 2004 Restricted Stock Incentive Plan.

NOMINEES: 3-YEAR TERM:	FOR AGAINST ABSTAIN
Steven M. Coldren	[ ] [ ] [ ]
Mary E. Ginestra
Willis N. Holcombe Jarett S. Levan	3. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

[ ] FOR ALL NOMINEES [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES	THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.
[ ] FOR ALL EXCEPT
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s name(s) below. ___ ___	PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [   ]

Signature of Shareholder_______________Date:________________Signature of Shareholder _______________Date: _______________

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.